Use these links to rapidly review the document

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 17, 2011

Filed Pursuant to Rule 424(b)(5)
Reg. No. 333-156926

P R E L I M I N A R Y    P R O S P E C T U S    S U P P L E M E N  T
(To Prospectus dated May 8, 2009)

10,000,000 Shares

TravelCenters of America LLC

Common Shares

        This is an offering of 10,000,000 of our common shares. Our common shares are traded on the NYSE Amex under the symbol "TA". On May 13, 2011, the last reported sale price of our common shares on the NYSE Amex was $7.87 per share.

        Although we are a limited liability company, our common shares have voting, dividend and liquidation rights that are generally associated with common stock and we are taxable as a corporation for U.S. federal income tax purposes. Our limited liability company agreement, or our LLC agreement, generally limits ownership of our common shares by any person or group to not more than 9.8% of our outstanding common shares. In addition, our bylaws include provisions intended to preserve our ability to use our net operating losses to offset future taxable income we may generate and generally limit ownership of our common shares by any person or group to less than 5% of our outstanding common shares.

        We expect to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 of our common shares, at the public offering price, less the underwriting discounts and commissions, to cover over allotments, if any.

        Investment in our shares involves a high degree of risk. You should read carefully this entire prospectus, including the section entitled "Risk factors" that begins on page S-4 of this prospectus supplement, and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us	$	$

        The table above includes 1,000,000 common shares that our former parent, Hospitality Properties Trust, or Hospitality Trust, intends to purchase of the 10,000,000 common shares being sold in this offering from the underwriters at a price equal to the public offering price. The underwriters will not receive any underwriting discounts or commissions for any common shares sold to Hospitality Trust in this offering. If 10,000,000 common shares are sold in this offering, but Hospitality Trust does not purchase any of them, the underwriting discounts and commissions would increase to $            , or $            per share and the proceeds to us would decrease to $            , or $            per share.

        The underwriters are offering our shares as described in "Underwriting and Plan of Distribution". Delivery of the shares will be made on or about May     , 2011.

Citi

Morgan Keegan

UBS Investment Bank

The date of this prospectus supplement is May     , 2011.

PETRO
Iron Skillet Restaurant

Petro Stopping Center
Wheeler Ridge, California
Exit 219, I-5
405 truck and 245 car parking spaces.
12 diesel fuel lanes; 60 car fueling points.
Gasoline offer branded Mobil & Chevron.
Amenities include: 19 showers; Iron Skillet® restaurant; Subway; Wendy's; Cinnabon; StayFit™ Walking trail; drivers lounge; WiFi; TripPak® scanning services; diesel exhaust fluid; Western Union® services

PETRO
Iron Skillet. Restaurant

Petro Stopping Center
Las Vegas, Nevada
Exit 54, I-15
207 truck and 120 car parking spaces.
12 diesel fuel lanes; 12 car fueling points.
Gasoline offer branded Mobil.
Amenities include: 15 showers; Casino; Iron Skillet® restaurant;
StayFit™ Walking trail; drivers lounge; WiFi; TripPak® scanning services; diesel exhaust fluid; Western Union® services

TA
ATLANTA NORTH TRAVEL CENTER
Country Pride

TravelCenter / TA
Atlanta, Georgia
Exit 296, I-75
209 truck and 105 car parking spaces.
8 diesel fuel lanes; 8 car fueling points.
Gasoline offer branded BP.
Amenities include: 8 showers; Country Pride® restaurant; Burger King; Pizza Hut; Popeye's; Taco Bell;
StayFit™ Walking trail; drivers lounge; WiFi; TripPak® scanning services; CAT Scale; diesel exhaust fluid; Western Union® services

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        References in this prospectus to "we", "us", "our", the "Company" or "TravelCenters of America" mean TravelCenters of America LLC and its subsidiaries.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and risks related to an investment in our common shares. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time referenced in that prospectus. If the information contained or incorporated by reference in this prospectus supplement varies from that in the accompanying prospectus, you should rely only on the information contained or incorporated by reference in this prospectus supplement.

        Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus supplement modifies or supersedes the prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since any of those respective dates. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before making your investment decision. Unless otherwise indicated herein, the information in this prospectus supplement assumes no exercise of the underwriters' option to purchase additional common shares described herein.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary together with the more detailed information regarding us and our common shares appearing elsewhere in this prospectus supplement.

 TravelCenters of America LLC

        We are a leading operator and franchisor of travel centers primarily along the U.S. Interstate Highway System. Our customers include trucking fleets, independent truck drivers and motorists. Our business includes 237 travel centers in 41 states and in Canada, operated under the "Travel Centers of America" or "TA" and "Petro" brand names. We operate 196, and franchisees operate 41 of these travel centers, including 10 that they sublease from us. We lease 185 of our travel centers from subsidiaries of Hospitality Properties Trust, or Hospitality Trust, which is our former parent company. Our typical travel center includes:

  •
  About 24 acres of land with parking for 191 tractor trailers and 103 cars;
  •
  A full service restaurant operated under one of our proprietary brands and one or more quick service restaurants operated under nationally franchised brand names;
  •
  A large truck repair and service facility and parts store;
  •
  Multiple diesel and gasoline fueling points; and
  •
  A large convenience store, game room, laundry and other amenities.

Our Competitive Strengths

        We believe we possess a number of competitive strengths that enable us to be a leader in our industry and may enable us to enhance this leadership position in the future. We believe these competitive strengths include our broad geographic footprint, our large average travel center size, the wide array of customer services and amenities we offer our customers, our truck repair service business that leads the travel center industry in number of locations and scope of services and our large variety of restaurant choices.

Our Growth Opportunity

        We are making this offering of our common shares to help fund our expansion activities. We believe that the U.S. economy is in the early stages of a prolonged period of economic recovery and expansion. Our historical fuel sales were as follows (in millions of gallons):

	2007(1)	2008	2009	12 months ended 3/31/2011
Diesel fuel	2,223.6	1,849.6	1,712.6	1,791.4
Gasoline	248.4	228.5	220.8	243.0

Total	2,472.0	2,078.1	1,933.4	2,034.4

(1)
Includes fuel sales of our predecessor and an acquired company prior to January and May 2007, respectively.

        Historically, improvements in the U.S. economy have led to increased truck freight and motorist travel. To take advantage of what we believe may be a prolonged period of increasing business, we have identified a number of improvements to our existing travel centers which we believe will make them more attractive to customers and help increase our share of the Interstate Highway market for fuel and non-fuel products and services. In addition, we have recently purchased or agreed to purchase eight travel centers at what we believe are attractive prices.

 Recent Developments

        Acquisition of Additional Travel Centers.    Since the beginning of 2011, we have purchased or agreed to purchase eight travel centers (one of which was acquired prior to March 31, 2011) for $37 million; we expect to invest $15 million to $20 million to improve these travel centers during 2011. We expect to operate five of these as Petro brand travel centers, one of these as a TA brand travel center and two of these as facilities ancillary to existing TA travel centers in their immediate vicinity.

        Financing Activities.    On May 12, 2011, we sold to Hospitality Trust improvements we made to travel centers we lease from Hospitality Trust for $36 million, resulting in an increase in our annual rent of approximately $3 million. We have also begun discussions with lenders participating in our existing credit line to expand that line to as much as $200 million and extend its maturity date to 2016 from a current limit of $100 million and maturity in 2012.

Risk Factors

        An investment in our shares is subject to numerous risks and significant uncertainties. For a discussion of these risks, please refer to the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors". There can be no assurance that our expectation about sales increases will be realized or that we will operate profitably. Accordingly, you may lose money by investing in our securities.

Corporate Information

        We are a Delaware limited liability company. Our principal place of business is 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100.

 The Offering

        The following summary information about this offering and the terms and provisions of our common shares is not intended to be complete. It does not contain all of the information that may be important to you. For more information, please refer to the sections of this prospectus supplement and the accompanying prospectus entitled "Description of Common Shares," and our LLC agreement and bylaws, copies of which are available at http://www.sec.gov and which we will provide to you upon request.

Issuer	TravelCenters of America LLC
Common shares we are offering	10,000,000 shares
Common shares to be outstanding after this offering	28,053,696 shares
Voting rights	Common shareholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of shareholders.
Use of proceeds
Including the proceeds from the 1,000,000 common shares that Hospitality Trust intends to purchase in this offering from the underwriters at a price equal to the public offering price, we estimate that the net proceeds to us from this offering will be $74.1 million, or $85.1 million if the underwriters exercise their over allotment option in full. We currently intend to use these net proceeds for general business purposes, including funding capital improvements to our existing travel centers, acquisitions of additional travel centers and other expansion activities. See "Use of Proceeds" for more information.
NYSE Amex symbol	TA
Risk Factors
You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors," as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common shares.

        The number of our common shares to be outstanding after the offering is based on 18,053,696 shares outstanding on May 13, 2011. If the underwriters exercise their over allotment option in full, we will issue an additional 1,500,000 shares. Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriters' over allotment option.

RISK FACTORS

        Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, which risk factors are incorporated by reference in this prospectus supplement, the information contained under the heading "Warning Concerning Forward Looking Statements" and other information incorporated by reference in this prospectus supplement and "Forward Looking Statements" and other information incorporated by reference in the accompanying prospectus before making an investment decision. If any such risks occur, our business, financial condition, liquidity or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

Risks Related to our Common Shares

Our shares have experienced significant price and trading volume volatility and may continue to do so.

        Since we became a publicly traded company in January 2007, our shares have experienced significant share price and trading volatility, which may continue. The market price of our common shares has fluctuated and could fluctuate and decline significantly in the future in response to various factors and events, including, but not limited to, the risks set out in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as:

  •
  the liquidity of the market for our common shares;

  •
  changes in our operating results;

  •
  changes in analysts' expectations; and

  •
  general economic and industry trends and conditions.

        In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

The amount of shares offered in this offering may significantly impact our share price and volatility.

        The common shares being offered in this offering represent a significant percentage of our currently outstanding common shares. Assuming the underwriters do not exercise their over allotment option, we are selling 10,000,000 of our common shares in this offering, which equals approximately 55% of our shares outstanding prior to the offering, and if the underwriters exercise their over allotment option in full, we will sell 11,500,000 of our common shares in this offering, which equals approximately 64% of our shares outstanding prior to the offering. We cannot predict what effect this offering may have on the price of our common shares or the volume of transactions involving our shares in the market. Sales of a substantial amount of our common shares or the perception that such sales could occur could adversely affect the liquidity of the market for our common shares or their price. Large price changes or low volume may preclude you from buying or selling our shares at all, or at any particular price or during a time frame that satisfies your investment objectives.

Because we do not pay dividends, shareholders will benefit from an investment in our common shares only if our common shares appreciate in value.

        We have never declared or paid any cash dividends on our common shares. For the foreseeable future, it is expected that any earnings generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common shares. In addition, our lease agreements and our credit agreement generally restrict our ability to declare or pay dividends. Our lease agreements and our credit agreement also generally restrict or prohibit us from repurchasing our shares. As a result, the success of an investment in our common shares will depend upon a future increase in the trading value of our common shares. There is no guarantee that our common shares will appreciate in value.

Our management has broad discretion over the use of proceeds from this offering.

        Our management has broad discretion to use the proceeds of this offering. Because the proceeds are not required to be allocated to any specific investment or transaction, you cannot know the value of any use we may make of these proceeds. The proceeds of this offering may be used in a manner which does not generate a favorable return for us.

If securities or industry analysts do not publish research, or if they publish unfavorable research, about us, our share price and trading volume would likely decline.

        The trading market for our common shares may be influenced by research and reports, or lack thereof, that industry or securities analysts publish about us, our business or our market. Currently, the number of analyst reports about us is limited. If no additional analysts publish research about us, the trading price and volume of our common shares could decline. If analysts publish research about us which is unfavorable or if analysts who publish research about us now or in the future cease to publish such research regularly our share price and trading volume may decline.

Additional future sales of a significant amount of our shares could cause our share price to decline.

        Future sales of substantial amounts of our common shares by our shareholders in the public market, or the perception that these sales could occur, may cause the market price of our common shares to decline. We grant restricted share awards which vest over a period of years to our employees and officers and to others under our share award plan. As those shares vest, the recipients of those restricted share awards may seek to sell those shares in the public market. Increased sales of our common shares in the market as a result of the foregoing could cause our share price to decline or make it more difficult for us to sell equity or equity related securities in the future.

Risks in our business

Our operations have consistently produced losses.

        Since we began operations on January 31, 2007, our business has generally produced losses, with net income generated in only four quarters. Although some of our historical results were impacted by separation obligations with our former management, business reorganizations and other costs that we do not expect to continue, we believe our losses are also the result of the general decline of the U.S. and world economies over which we had and have no control. We can not provide any assurance that we will be able to operate profitably.

Our financial results are being affected by the current U.S. economic conditions.

        The trucking industry is the primary customer for our goods and services. Demand for trucking services in the U.S. generally reflects the amount of commercial activity in the U.S. economy. When the U.S. economy slows, demand for our products and services slows. For example, declines in housing construction have led to less lumber and construction materials being shipped, and these reduced shipments have resulted in fewer customers and lower sales volumes at our travel centers. While the U.S. economy has shown recent signs of stabilizing and growing, current economic activity is still below pre-recession levels and the strength and sustainability of any economic recovery is uncertain, including the risk that a possible "double dip" recession may occur. If the U.S. economy continues to operate as it has over the past few years, or if it worsens, our financial results may not improve and may decline, resulting in our experiencing continued losses from our operations or for our losses to increase.

Reduced consumer spending has resulted in less consumer goods being imported into the U.S. and less business at our travel centers; protectionist legislation could materially reduce imports and reduce our business.

        During the past 20 years, increasing world trade has resulted in large increases in the importing of consumer goods into the U.S., many of which are transported within the U.S. by truck. The recent recession and slow U.S. economy have lessened the demand for consumer goods imported into the U.S. and this decline is adversely affecting our business of supplying goods and services to truckers. Increases in U.S. exports have not offset this lost business, as many U.S. exports, for example commodities and heavy equipment, generally are not shipped via truck. If the volume of imported goods into the U.S. does not increase, our financial results may not improve and our losses may increase. Also, recent protectionist legislation such as was included in the American Recovery and Reinvestment Act of 2009 and various proposals for laws to encourage purchasing of domestically manufactured goods rather than imported products may reduce imports and adversely affect our business.

Consolidation of our competitors and developments in the fuel card industry may negatively affect our business.

        On June 30, 2010, two of our competitors, Pilot Travel Centers LLC and Flying J Inc., announced that they had completed a merger, effective July 1, 2010. That merger combined the first and second largest competitors in our industry, based on diesel fuel sales volume. As a result of this combination, we may see increased competitive pressure that could negatively impact our sales volumes and profitability and could increase our level of operating and selling, general and administrative expenses. In addition, most of our trucking customers transact business with us by use of fuel cards, which are issued by third party fuel card companies. The fuel card industry has only a few significant participants, including Comdata Network, Inc., or Comdata, the largest issuer of fuel cards, and Transportation Clearing House LLC, or TCH, a company affiliated with Pilot Flying J. We are unable to determine the extent of the effect the combined Pilot Flying J may have on our financial position, results of operations, or competitive position, although we expect the combination may significantly alter the competitive conditions in the travel center industry. Further, we are unable to determine the extent of the effect that competition, or lack thereof, between Comdata and TCH in particular, may result in future increases in our transaction fee expenses or working capital requirements, or both. In December 2010, we entered into a new contract with Comdata, which increased our working capital requirements and the rates charged to us by Comdata.

Fuel price increases and fuel price volatility negatively affect our business.

        Fuel commodity prices and price volatility were very high during 2008, and while fuel commodity prices have abated somewhat from the high levels reached in July 2008, they remain at historically high levels, fuel commodity price volatility has continued and fuel commodity prices were generally higher throughout 2010 and 2011 than they were during comparable prior year periods. Also, recent political unrest in Northern Africa and the Middle East region could result in significant price increases and volatility in world markets for motor fuel and other petroleum based commodities. High prices and the inability to project future prices have several adverse impacts upon our business. First, high fuel prices result in higher truck shipping costs. This causes shippers to consider alternative means for transporting freight, which reduces trucking business and, in turn, reduces our business. Second, high fuel prices cause our trucking customers to seek cost savings throughout their businesses. This has resulted in many customer measures to conserve fuel, such as lower maximum driving speeds and reduced truck engine idling reducing total fuel consumption and our fuel sales. Third, higher fuel prices may result in less disposable income for our customers to purchase our nonfuel goods and services. Fourth, higher and more volatile fuel commodity prices increase the working capital needed to maintain our fuel inventories and receivables, and this increases our costs of doing business. If fuel prices increase or if fuel price volatility increases, our financial results may not improve and our losses may increase.

Our labor costs are difficult to control.

        During 2008 and 2009 we implemented labor cost savings initiatives in our salaried and hourly workforce in an effort to match the declines in our business volumes. These initiatives generally remained in effect in 2010 and the first quarter of 2011. However, to maintain and manage our operations requires certain minimum staffing levels to operate our travel centers 24 hours per day, 365 days per year. Certain opportunities for sales may be lost if labor is reduced. It may be difficult for us to make staff reductions from current levels without adversely affecting our business. For these reasons, our labor costs are difficult to control and we may suffer losses.

Our travel centers require regular and expensive maintenance and capital investments.

        Our travel centers are open for business 24 hours per day, 365 days per year. Also, many of our travel centers were originally constructed more than 25 years ago. Because of the age of many of our travel centers and because of the nature and intensity of our use of our travel centers, our travel centers require regular expenditures for maintenance and capital investments to remain functional and attractive to customers. If our financial results do not improve or if we can not access capital necessary to maintain our travel centers, we may determine to defer capital expenditures. Deferring certain capital expenditures may require us to make larger amounts of capital expenditures in the future, and may cause our business to decline and our losses to increase.

        Although we may request that Hospitality Trust fund future renovations, improvements and equipment at the travel centers that we lease from Hospitality Trust, Hospitality Trust is not obligated to fund any amounts and any amounts it funds will result in an increase in our rent payable to Hospitality Trust.

Our operating margins are narrow.

        Our total operating revenues for the year ended December 31, 2010, were $6 billion, while the sum of our cost of goods sold (excluding depreciation) and site level operating expenses for the same period totaled $5.6 billion. Fuel sales in particular generate low gross margins. Our fuel sales for the year ended December 31, 2010, were $4.8 billion and our gross margin on fuel sales was $260 million, or approximately 5.4% of fuel sales. A small percentage decline in our future revenues or increase in our future expenses, especially revenues and expenses related to fuel, may cause us to experience continued or increased losses.

An interruption in our fuel supplies would materially adversely affect our business.

        To mitigate the risks arising from fuel price volatility, we generally maintain limited fuel inventories. Accordingly, an interruption in our fuel supplies would materially adversely affect our business. Interruptions in fuel supplies may be caused by local conditions, such as a malfunction in a particular pipeline or terminal, by weather related events, such as hurricanes in the areas where petroleum is extracted or refined, or by national or international conditions, such as government rationing, acts of terrorism, war and the like. Any limitation in available fuel supplies or in the fuel we can offer for sale may cause us to experience losses or our losses to increase.

We are involved in litigation which is expensive and may have adverse impacts upon our business.

        We are currently involved in litigation which is expensive and which may have adverse consequences to us. If these litigation matters or new litigation matters continue for extended periods or if they result in judgments adverse to us, we may continue to experience losses or our losses may increase. In addition, in our experience, the risk of litigation is greater in certain jurisdictions, such as the State of California. We have significant operations in the State of California and have in the past been, are currently and may in the future be, party to employee and environmental litigation in that State or elsewhere. Although to date our litigation matters in the State of California have not resulted in settlements or judgments against us which have had, or which we expect would reasonably be likely to have, a material adverse effect on our business, there can be no assurance that they will not have such an effect or that litigation elsewhere would not have such an effect on us. See the disclosure under Note 6 to our condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated in this prospectus supplement by reference.

We rely upon trade creditors for a significant amount of our working capital and the availability of alternative sources of financing may be limited.

        Our fuel purchases are our largest operating cost. In 2010 we purchased $4.5 billion of fuel. Historically, we have paid for our fuel purchases after delivery. In the past, as our fuel costs increased with the increase in commodity market prices, some of our fuel suppliers were unwilling to adjust the amounts of our available trade credit to accommodate the increased costs of the fuel volumes that we purchase; for example, a $10 million amount of trade credit will allow us to purchase 5 million gallons of fuel at $2.00 per gallon, but only 3.33 million gallons at $3.00 per gallon. Also, our historical financial results and general U.S. economic conditions have caused some fuel suppliers to request letters of credit or other forms of security for our purchases. We cannot predict how high or low fuel prices may be in the future, and fuel commodity prices significantly impact our working capital requirements.

        Further, in light of the recent and current economic, industry and global credit market conditions and our historical operating losses, the availability and terms of any credit we may be able to obtain are uncertain, which may limit the availability to us of alternative sources of financing. Although we maintain a credit facility permitting borrowings of up to $100 million, we typically utilize a large portion of that facility for issuances of letters of credit to our fuel suppliers to secure our fuel purchases and to taxing authorities (or bonding companies) for fuel taxes. Our credit facility expires in November 2012. Although we have recently begun discussions with our lenders about increasing the size and extending the expiration date of our credit facility, we may be unable to obtain an expanded or extended credit facility on acceptable terms or at all. Our inability to obtain any additional or replacement financing on reasonable terms would adversely affect our ability to fund our business operations and may require our increased investment in our working capital. Any increased investment in working capital decreases our financial flexibility to use our capital for other business purposes or to fund our operations and may cause us to incur losses.

        In addition, our credit facility is secured by some of our cash accounts, accounts receivable and inventory and imposes restrictions on our ability to incur additional indebtedness or to grant security interests in our assets. Further, under our lease agreements with Hospitality Trust, subject to certain exceptions, our tenant subsidiaries may not incur debt secured by any of their assets used in the operation of the leased travel centers without Hospitality Trust's consent. Because security interests in a significant amount of our assets have already been granted and we are contractually limited in our ability to incur additional debt or grant security interests, our ability to obtain additional financing may be limited.

Our customers may become unable to pay us when we extend credit.

        We sell some of our products on credit. Customers purchasing fuel or other goods or services on credit from us may default on their obligations to pay, or they may extend the payment periods, for sales to them on credit. In light of the difficult economic conditions that have existed recently in the United States generally and the trucking industry specifically, the risk that some of our customers may not pay us is greater at present than it has been historically. Also, to the extent that we are unable to collect receivables owed to us in a timely fashion, we may be required to increase amounts invested in our working capital, which could have a material adverse effect on our business, results of operations or financial condition.

Our storage and dispensing of petroleum products create the potential for environmental damages, and compliance with environmental laws is often expensive.

        Our business is subject to laws relating to the protection of the environment. The travel centers we operate include fueling areas, truck repair and maintenance facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damage. As a result, we regularly incur environmental clean up costs. Our balance sheet as of December 31, 2010, included an accrued liability of $7 million for environmental remediation and related costs. Because of the uncertainties associated with environmental expenditures, it is possible that future expenditures could be substantially higher than this amount. Environmental laws expose us to the possibility that we may become liable to reimburse the government or others for damages and costs they incur in connection with environmental hazards. We cannot predict what environmental legislation or regulations may be enacted or how existing laws or regulations will be administered or interpreted with respect to our products or activities in the future; more stringent laws, more vigorous enforcement policies or stricter interpretation of existing laws in the future could cause us to expend significant amounts or experience losses.

        Legislation and regulation regarding climate change, including greenhouse gas emissions, and other environmental matters may be adopted or administered and enforced differently in the future, which could require us to expend significant amounts. For instance, federal and state governmental requirements addressing emissions from trucks and other motor vehicles, such as the U.S. Environmental Protection Agency's gasoline and diesel sulfur control requirements that limit the concentration of sulfur in motor gasoline and diesel fuel, could negatively impact our business.

        In addition, in our experience, the risk of being subject to regulatory review and proceedings for environmental related matters is greater in certain jurisdictions, such as the State of California. We have significant operations in the State of California and are currently and have in the past been subject to regulatory review and proceedings for environmental related matters and may in the future be subject to similar reviews and proceedings in that state or elsewhere. Although to date our environmental regulatory matters in the State of California have not resulted in settlements or judgments against us, or otherwise resulted in our paying or agreeing to pay amounts, which have had, or which we expect would reasonably be likely to have, a material adverse effect on our business, there can be no assurance that they will not have such an effect or that environmental regulatory reviews or proceedings elsewhere would not have such an effect on us. See the disclosure under "Legal Proceedings" in Note 6 to our condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated in this prospectus supplement by reference.

        Under the leases between us and Hospitality Trust, we have agreed to indemnify Hospitality Trust from environmental liabilities it may incur arising at any of our leased travel centers. Although we maintain insurance policies which cover our environmental liabilities, that coverage may not adequately cover liabilities we may incur. To the extent we incur material amounts for environmental matters for which we do not receive insurance or other third party reimbursement or for which we have not set aside a reserve in prior years, our operating results may be materially adversely affected. In addition, to the extent we fail to comply with environmental laws and regulations, or we become subject to costs and requirements not similarly experienced by our competitors, our competitive position may be harmed. Also, to the extent we are or become obligated to fund any such liabilities, such funding obligation could materially adversely affect our liquidity and financial position.

Our franchisees may become unable to pay our rents, franchise royalties and other fees and we have limited control of our franchisees.

        Ten travel centers which we lease from Hospitality Trust are subleased to franchisees. A failure by our franchisees to pay rents to us would not affect our rent payable to Hospitality Trust. As of March 31, 2011, an additional 30 travel centers not owned by us or Hospitality Trust are operated by franchisees. The rent, franchise royalties and other fees we receive from these franchisees may be significant to us. For the year ended December 31, 2010, the rent, franchise royalty and other fee revenue generated from these franchisee relationships was $13.5 million. In May 2011, we agreed to franchise an additional travel center. We believe the difficult business conditions which have recently affected the travel centers which we operate, including the effects of recent U.S. economic conditions and high and volatile fuel prices, have also adversely affected our franchisees and may make it difficult for our franchisees to pay the rent, franchise royalties and other fees due to us. In addition, our franchise agreements are subject to periodic renewal by us or the franchisee. Also, various laws and our existing franchise contracts limit the control we may exercise over our franchisees' business activities. A failure by our franchisees to pay rent, franchise royalties and other fees to us, or the termination or non-renewal of a significant number of our franchise agreements, may cause us to continue to experience losses or cause our losses to increase.

Difficult U.S. economic conditions may adversely affect our suppliers and subtenants.

        Some of the products and services provided at our travel centers are obtained by us by way of a lease, license, franchise or supply agreement with third parties. Continued economic pressures may cause financial stress, performance issues and/or outright failure by one or more of these third parties and we may incur substantial costs or loss of business as a result. For example: one franchisee was recently liquidated in a bankruptcy proceeding and we purchased the franchised travel center; and a subtenant who operates some of our casinos has been unable to pay the full amount of its rent to us of about $0.3 million monthly since 2009 and we have entered a work out arrangement with that subtenant.

We may experience losses from our business dealings with Affiliates Insurance Company.

        We have invested approximately $5.2 million in Affiliates Insurance Company, or AIC, we have purchased substantially all our property insurance in a program designed and reinsured in part by AIC and we are currently investigating the possibilities to expand our relationship with AIC to other types of insurance. We, Reit Management & Research LLC, or Reit Management, Hospitality Trust and four other companies to which Reit Management provides management services, each own approximately 14.29% of AIC and we and those other AIC shareholders participate in a combined insurance program designed and reinsured in part by AIC. Our principal reason for investing in AIC and in purchasing insurance in these programs is to seek to improve our financial results by obtaining improved insurance coverages at lower costs than may be otherwise available to us or by participating in any profits which we may realize as an owner of AIC. These beneficial financial results may not occur and we may need to invest additional capital in order to continue to pursue these results. AIC's business involves the risks typical of an insurance business, including the risk that it may be insufficiently capitalized.

Accordingly, our anticipated financial benefits from our business dealings with AIC may be delayed or not achieved and we may experience losses from these dealings.

We rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

        We rely on information technology systems throughout our operations, including for management of our supply chain, point of sale processing at our travel centers, and various other processes and transactions. We purchase some of our information technology from vendors on whom our systems depend. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential customer information, such as payment card and personal credit information. In addition, the systems currently used for certain transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, may put certain payment card data at risk; and these systems are determined and controlled by the payment card industry, and not by us. Any compromise or breach of our information and payment technology systems could cause interruptions in our operations, damage our reputation and reduce our customers' willingness to visit our travel centers and conduct business with us. Further, the failure of these systems to operate effectively, or problems we may experience with maintaining our current system or transitioning to upgraded or replacement systems, could significantly harm our business and operations and cause us to incur significant costs to remediate such problems and to pay related fines.

Privatization of toll roads or of rest areas may negatively affect our business.

        Some states have privatized their toll roads which are part of the Interstate Highway System. We believe it is likely that tolls will increase on privatized highways. In addition, some states may increase tolls for their own account. If tolls are introduced or increased on highways in the proximity of our travel centers, our business at those travel centers may decline because truckers may seek alternative routes. Similarly, some states have privatized or are considering privatizing their publicly owned highway rest areas. If publicly owned rest areas along highways are privatized and converted to travel centers in the proximity of some of our locations, our business at those travel centers may decline and we may experience losses.

Our sales could be harmed if our suppliers, franchisors or licensors become associated with negative publicity.

        We sell branded gasoline at some of our travel centers and most of our travel centers have quick serve restaurants. If the companies or brands associated with these products and offerings become associated with negative publicity, our customers may avoid purchasing these products and offerings, including at our travel centers, and may avoid visiting our travel centers because of our association with the particular company or brand, which could harm our sales and results of operations.

We may have to expend significant amounts to comply with climate change and other environmental legislation and regulation; and the market reaction to such legislation and regulation and climate change concerns generally may require us to make significant capital or other expenditures and may adversely affect our business.

        Future climate change legislation and regulation, including those addressing greenhouse gas emissions, may require us to expend significant amounts. In addition, the market reaction to any such legislation or regulation or to climate change concerns generally may cause us to incur increased costs and capital expenditures. Increased costs incurred by our suppliers as a result of climate change or other environmental legislation or regulation may be passed on to us in the prices we pay for our fuel supplies, but we may not be able to pass on those increased costs to our customers. Increased fuel costs resulting for these reasons would likely have similar effects on our business, operations and liquidity as discussed elsewhere regarding high fuel costs, including decreased demand for our fuel at our travel centers, increased working capital needs and decreased fuel gross margins. Further, legislation and regulations that limit carbon emissions may cause our energy costs at our travel centers to increase. Moreover, technological changes developed or changes in customer transportation or fueling preferences, including as a result of or in response to any such legislation, regulation or market reaction, may require us to make significant capital or other expenditures to adopt those technologies or to address those changed preferences and may decrease the demand for products and services sold at our travel centers.

We may be unable to utilize our net operating loss carry forwards.

        Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, imposes limitations on the ability of a company taxable as a corporation that undergoes an "ownership change", as defined by the Code, to use its net operating loss carry forwards to reduce its tax liability. As a result of certain trading in our shares during 2007, we experienced an ownership change. Consequently, we are unable to use our net operating loss generated in 2007 to offset any future taxable income we may generate. If we experience additional ownership changes, our net operating losses generated after 2007 could also be subject to limitations on usage. Since the ownership change in 2007, we experienced a substantial amount of trading in our shares. In 2009, our bylaws were amended to impose certain restrictions on the transfer of our shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits (see below). The issuance of shares in this offering will count towards the trigger of an ownership change, but we do not expect that the issuance alone will result in an ownership change.

Risks arising from certain relationships of ours

We are obligated to pay material amounts of rent to Hospitality Trust.

        The terms of our leases with Hospitality Trust require us to pay all of our operating costs and generally fixed amounts of rent. During periods of business decline, like the one we experienced during the recent recession, our revenues and gross margins may decrease but our rents due to Hospitality Trust do not decline. A decline in our revenues or an increase in our expenses may make it difficult or impossible for us to meet all of our obligations and, if we default under our Hospitality Trust leases, we may be unable to continue our business.

        As of March 31, 2011, we are obligated to pay Hospitality Trust previously deferred rent of $107.1 million on December 31, 2022 and $42.9 million on June 30, 2024; this obligation does not bear interest. The deferred rent obligation may be accelerated and interest thereon will accrue under certain circumstances, including (a) the occurrence of an event of default under our leases with Hospitality Trust, (b) the election of any Director to our Board of Directors who was not nominated or appointed by the then members of our Board of Directors, (c) the adoption by our shareholders of any proposal (other than a precatory proposal) not recommended for adoption by the then members of our Board of Directors, and (d) any declaration of a dividend or other distribution on our common shares or any redemption or repurchase by us of our common shares. There can be no assurance that we will be able to pay our deferred rent if it is accelerated or when it is due.

        As of March 31, 2011, our aggregate minimum annual rent obligation to Hospitality Trust is $189.3 million per year, and is scheduled to increase by $5 million on February 1, 2012. There can be no assurance that we will be able to pay our minimum annual rent at these reduced levels.

Our business is subject to possible conflicts of interest with Hospitality Trust and Reit Management.

        Our creation was, and our continuing business is, subject to possible conflicts of interest, as follows:

  •
  Two of our Directors were trustees of Hospitality Trust at the time we were created.

  •
  We have five Directors: one of whom, Barry M. Portnoy, also is a managing trustee of Hospitality Trust and Chairman, the majority owner and an employee of Reit Management; one of whom, Arthur G. Koumantzelis, is a former trustee of Hospitality Trust; and one of whom, Thomas M. O'Brien, is a former executive officer of Hospitality Trust. Further, Mr. Portnoy and all of our Independent Directors are members of the boards of trustees or boards of directors of various companies to which Reit Management provides management services.

  •
  Mr. O'Brien, who serves as our President and Chief Executive Officer, and Andrew J. Rebholz, who serves as our Executive Vice President, Chief Financial Officer and Treasurer, are also officers of Reit Management.

  •
  We lease a large majority of our travel centers from Hospitality Trust.

  •
  Reit Management provides us business management and shared services pursuant to our business management and shared services agreement with Reit Management, and Reit Management provides business and property management services to Hospitality Trust.

  •
  In the event of conflicts between us and Reit Management, any affiliate of Reit Management or any publicly owned entity with which Reit Management has a relationship, including Hospitality Trust, our business management and shared services agreement allows Reit Management to act on its own behalf and on behalf of Hospitality Trust or such other entity rather than on our behalf.

  •
  Reit Management's simultaneous contractual obligations to us and Hospitality Trust create potential conflicts of interest, or the appearance of such conflicts.

        In connection with the agreement we entered as part of Hospitality Trust's acquisition of our predecessor and reorganization of our predecessor's business and our spin off in 2007, or the Hospitality Trust Transaction, we granted Hospitality Trust a right of first refusal to purchase, lease, mortgage or otherwise finance any interest we own in a travel center before we sell, lease, mortgage or otherwise finance that travel center with another party, and we granted Hospitality Trust and other entities to which Reit Management provides management services a right of first refusal to acquire or finance any real estate of the types in which they invest before we do, which could limit our ability to purchase or finance our travel centers or travel centers we may wish to invest in or acquire in the future. Also, under this agreement we agreed not to take any action that might reasonably be expected to have a material adverse impact on Hospitality Trust's ability to qualify as a real estate investment trust, or REIT.

        We believe that our historical and ongoing business dealings with Hospitality Trust and Reit Management have benefited us and that, despite the foregoing possible conflicts of interest, the transactions we have entered with Hospitality Trust and Reit Management since the Hospitality Trust Transaction have been commercially reasonable and not less favorable than otherwise available to us. Nonetheless, in the past, in particular following periods of financial distress or volatility in the market price of a company's securities, shareholder litigation, dissident director nominations and dissident proposals have often been instituted against companies alleging conflicts of interest in business dealings with directors and affiliated persons and entities. Our relationship with Mr. Portnoy and with other companies to which Reit Management provides management services may precipitate such activities. These activities, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources even if it is without merit. In fact, such litigation is currently pending; see the disclosure under "Legal Proceedings" in Note 6 to our condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated in this prospectus supplement by reference.

Territorial restrictions placed on us by our leases with Hospitality Trust and our franchise agreements with our franchisees could impair our ability to grow our business.

        Under our leases with Hospitality Trust, without the consent of Hospitality Trust, we generally cannot own, franchise, finance, operate, lease or manage any travel center or similar property within 75 miles in either direction along the primary interstate on which a travel center owned by Hospitality Trust is located. Under the terms of our franchise agreements for TA travel centers, generally we have agreed not to operate, or allow another person to operate, a travel center or travel center business that uses the TravelCenters of America or TA brand in a specified territory for that TA branded franchise location. Under the terms of our franchise agreements for Petro travel centers, generally we have agreed not to operate, or allow another person to operate, a travel center or travel center business that uses the Petro brand in a specified territory for that Petro branded franchise location. As a result of these restrictions, we may be unable to develop, acquire or franchise a travel center in an area in which an additional travel center may be profitable, thereby losing an opportunity for future growth of our business.

We have significant commercial arrangements with Reit Management and Hospitality Trust and we are dependent on those arrangements in operating our business.

        We are party to a business management and shared services agreement with Reit Management, whereby Reit Management assists us with various aspects of our business. One of our Directors is the majority owner and a director of Reit Management. One of our other Directors, President and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Treasurer are also officers of Reit Management. Most of the travel centers that we operate are leased by us, principally from Hospitality Trust. As a result of these factors, we are dependent on our arrangements with Reit Management and Hospitality Trust in operating our business and any adverse developments in those arrangements could have a material adverse effect on our business and our ability to conduct our operations.

Ownership limitations, anti-takeover and other provisions may prevent us from experiencing a change of control, our shareholders from effecting changes in our governance or related matters, and our shareholders from receiving a takeover premium.

        Our LLC agreement and bylaws include various provisions which may make it difficult for anyone to cause a change of control of us by means of a tender offer, open market share purchases, a proxy contest or otherwise, without the approval of our Board of Directors. Among others, these provisions include the following:

  •
  separate prohibitions on the ownership of 5% or more of our shares or in excess of 9.8% of any class or type of our equity securities by any person or group;

  •
  staggered terms for members of our Board of Directors;

  •
  qualifications to serve on our Board of Directors and a requirement that certain of our Directors be Managing Directors and Independent Directors;

  •
  the power of our Board of Directors, without shareholders' approval, to authorize and issue additional shares of any class or type on terms that it determines;

  •
  advance notice procedures for shareholder nominations and other proposals;

  •
  a requirement that an individual Director may only be removed for cause and then only by unanimous vote of the other Directors; and a 75% shareholders' vote and cause requirements for removal of our entire Board of Directors;

  •
  a 75% shareholders' vote requirement for shareholder nominations and other proposals which are not approved by our Board of Directors;

  •
  the authority of our Board of Directors, and not our shareholders, to adopt, amend or repeal our bylaws;

  •
  limitations on the ability of shareholders to cause a special meeting of shareholders to be held and a prohibition on shareholders acting by written consent unless the consent is a unanimous consent of all our shareholders entitled to vote on the matter;

  •
  because of our ownership of AIC, we are an insurance holding company under applicable state law; accordingly, anyone who intends to solicit proxies for a person to serve as one of our Directors or for another proposal of business not approved by our Board of Directors may be required to receive pre-clearance from the concerned insurance regulators;

  •
  a requirement that a shareholder who desires to nominate a person for election as Director or to propose other business not approved by our Board of Directors at a meeting of our shareholders that would cause a breach or default of any debt instrument or agreement or other material agreement of ours, to provide (i) evidence of the lender's or contracting party's willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, in each case, satisfactory to our Board of Directors; and

  •
  requirements that shareholders and Director nominees comply with regulatory requirements (including gambling and insurance licensing requirements) affecting us which could effectively limit share ownership of us, including to as low as 5% of our outstanding shares in light of Louisiana gaming laws and 10% of our outstanding shares in light of Indiana insurance laws.

        In addition, our leases with Hospitality Trust, our shareholders agreement affecting AIC, our business management and shared services agreement with Reit Management and our credit facility each provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires more than 9.8% of our shares or we experience a change in control, as defined in those agreements, without the consent of Hospitality Trust, Reit Management or the lenders under the credit facility, respectively, and that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience a change of control. In addition, our obligation to repay deferred rent then outstanding under our amended leases with Hospitality Trust may be accelerated if, among other things, a Director not nominated or appointed by the then members of our Board of Directors is elected to our Board of Directors or if our shareholders adopt a proposal (other than a precatory proposal) not recommended for adoption by the then members of our Board of Directors. For these reasons, among others, we may not experience a change of control, our shareholders may be unable to effect changes to our governance or related matters and our shareholders may be unable to realize a takeover premium for their shares.

Our rights and the rights of our shareholders to take action against our Directors, officers, Hospitality Trust and Reit Management are limited.

        Our LLC agreement eliminates the personal liability of each of our Directors to us and our shareholders for monetary damages for breach of fiduciary duty as our Director, except for a breach of the Director's duty of loyalty to us or our shareholders as modified by our LLC agreement, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which the Director derived an improper personal benefit. Our LLC agreement also provides that our Directors and officers, Hospitality Trust, Reit Management, and the respective directors and officers of Hospitality Trust and Reit Management shall not be liable for monetary damages to us or our shareholders for losses sustained or liabilities incurred as a result of any act or omission by any of them unless there has been a final, nonappealable judgment entered by a court determining that such person or entity acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that his, her or its conduct was unlawful.

        Our LLC agreement also generally requires us to indemnify, to the fullest extent permitted by law, our present and former Directors and officers, Hospitality Trust, Reit Management, and the respective directors and officers of Hospitality Trust and Reit Management for losses they may occur arising from claims or actions in which any of them may be involved in connection with any act or omission by such person or entity in good faith on behalf of or with respect to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former Directors and officers, Hospitality Trust, Reit Management, and the respective directors and officers of Hospitality Trust and Reit Management without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights against our present and former Directors and officers, Hospitality Trust, Reit Management, and the respective directors and officers of Hospitality Trust and Reit Management than might otherwise exist absent the provisions in our LLC agreement or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Disputes with Hospitality Trust and Reit Management and shareholder litigation against us or our Directors and officers may be referred to arbitration proceedings.

        Our contracts with Hospitality Trust and Reit Management provide that any dispute arising under those contracts may be referred to binding arbitration proceedings. Similarly, our LLC agreement and bylaws provide that actions by our shareholders against us or against our Directors and officers, including derivative cases and class actions, may be referred to binding arbitration proceedings. As a result, we and our shareholders would not be able to pursue litigation for these disputes in courts against Hospitality Trust, Reit Management or our Directors and officers if the disputes were referred to arbitration. In addition, the ability to collect attorney's fees or other damages may be limited in the arbitration proceedings, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

OUR COMPETITIVE STRENGTHS

        We believe we possess a number of competitive strengths that enable us to be a leader in our industry and may enable us to enhance this leadership position in the future:

Broad Geographic Footprint.

        We operate or franchise 237 travel centers in 41 U.S. states and in Canada, including travel centers that we have agreed to acquire or franchise. With few exceptions, our travel centers are located near U.S. Interstate Highway System exits and we believe many of these locations would be very difficult to effectively duplicate. We estimate that approximately 50% of our sites are in the 10 states with the highest concentration of Interstate Highway System truck traffic. We believe we are the second largest operator and franchisor of travel centers located near the Interstate Highway System in the U.S.

Larger Facilities.

        Our average travel center is located on approximately 24 acres, has 191 truck parking spaces, 103 car parking spaces, 10 truck fueling lanes and five car fueling positions. We believe that our average travel center is significantly larger than the average site operated by our competition. We also believe that this size advantage is a competitive advantage because it provides for easier vehicle maneuverability by our customers, which lowers the risk of vehicular collisions or other accidental damage and increases the likelihood that a customer will be able to locate a parking spot quickly during his or her nondriving hours. We believe that these factors may lead to a higher level of customer satisfaction, including truck driver job satisfaction.

Full Service Offering.

        We believe that we offer the broadest combination of travel centers in the U.S. that are considered to be "full service". We believe our travel centers provide our customers with more driver amenities than any other chain of travel centers. Our full service offering includes the industry's largest large truck repair and maintenance business, a food service offering that leads the industry in variety of brands and in number of table service restaurants, including well known quick service restaurant, or QSR, brands and proprietary table service brands, a large convenience store offering, driver lounges, wide screen theaters, fitness rooms, barber shops, medical clinics, video game rooms, laundry service, ATMs, scanning and faxing, check cashing, mailing services, CAT scales, WiFi services and other amenities. We believe that our travel centers' full service characteristics are a key factor in our ability to attract our customers.

Industry Leading Truck Repair Service.

        We believe that we operate our industry's largest, nationwide, non-dealer network of large truck repair and maintenance services. Our 237 travel center locations include over 1,000 truck repair and service bays and we employ over 3,000 service technicians and mechanics who perform a wide variety of repair and maintenance services. We believe that our next closest travel center competitor operates less than 70 facilities which provide a smaller variety of services. In addition, we are the only non-dealer warranty service provider for Daimler Trucks North America in the U.S. We also operate RoadSquad®, through which we provide emergency roadside services using over 400 heavy duty emergency vehicles that we own; we believe this is the largest combination of such vehicles among travel center operators. We believe our call management and dispatch system centralized in our corporate headquarters enhances the efficiency of RoadSquad®.

Largest Variety of Food Services.

        We operate 213 table service restaurants under five different proprietary brands. Our Iron Skillet® brand (at our Petro travel centers) has been voted "Best Table Service Restaurant" in independent surveys of truck drivers seven years in a row, including the most recently completed survey in 2010. In many locations, our table service restaurants have a strong local following in addition to Interstate Highway truckers and motorists. In addition, to table service, our travel centers include 267 QSRs operated as 27 different brands, including McDonalds, Burger King, Subway, Starbucks, Popeye's, Dunkin' Donuts, Pizza Hut and Taco Bell. We believe that this broad offering of food service options is highly valued by our customers.

OUR GROWTH OPPORTUNITY

        We believe that the U.S. economy is currently in the early stages of a prolonged period of economic recovery and expansion. Our historical fuel sales were as follows (in millions of gallons):

	2007(1)	2008	2009	12 months ended 3/31/2011
Diesel fuel	2,223.6	1,849.6	1,712.6	1,791.4
Gasoline	248.4	228.5	220.8	243.0

Total	2,472.0	2,078.1	1,933.4	2,034.4

(1)
Includes fuel sales of our predecessor and an acquired company prior to January and May 2007, respectively.

        The nonfuel revenues generated at our sites for the years ended December 31, 2007, 2008 and 2009 and the twelve months ended March 31, 2011, were $1.227 billion, $1.190 billion, $1.097 billion and $1.158 billion, respectively. The amount for 2007 includes the nonfuel sales of our predecessor and an acquired company prior to January and May 2007, respectively.

        We believe that, historically, improvements in the U.S. economy have led to increased truck freight and motorist travel. We believe we have designed a business plan that may allow us to take advantage of what may be a prolonged period of economic recovery and expansion. As part of these plans, we have identified a number of improvements to our existing travel centers that we designed with a goal to make our travel centers attract additional customers and thereby increase our share of the Interstate Highway market for fuel and non-fuel products and services.

        Also, we believe that the recent recession has caused many of our competitors to suffer irreversible financial difficulties. For example, in 2008, a large competitor of ours, Flying J Inc., filed for bankruptcy protection and was subsequently acquired by Pilot Travel Centers LLC, another large competitor in 2010. In addition in 2011, a regional gasoline station and travel center company based in the Midwest filed for bankruptcy protection and was subsequently liquidated to multiple purchasers, including us. We believe that numerous other travel center operators have encountered difficulty in refinancing their specialized real estate in current market conditions and that stress has led to, or may lead to further, opportunities for acquisition at attractive prices. We have recently purchased or agreed to purchase eight travel centers at what we believe are attractive prices, as described below. We believe that acquiring these travel centers will enhance our ability to take advantage of the economic expansion that we anticipate.

 RECENT DEVELOPMENTS

Acquisition of additional travel centers.

        To take advantage of the recent opportunities in the travel center industry, we have used some of our available cash liquidity to acquire travel centers at what we believe are attractive prices. Since the beginning of 2011, we have purchased or agreed to purchase eight travel centers for approximately $37 million:

  •
  In March 2011, we spent $7.2 million to acquire and improve a new travel center in Texas that was purchased at a foreclosure auction. The property was renovated as a Petro Stopping Center and opened for business on May 1, 2011.

  •
  Also during March 2011, we exercised our right to purchase a former Petro franchisee's travel center in Kansas for approximately $5.5 million; we expect to close on this purchase and begin to operate this site for our own account during the second quarter of 2011.

  •
  In April 2011, we agreed to acquire six new travel centers (five in Indiana and one in Illinois) in a bankruptcy auction. Staggered closings for these travel centers began on May 2, 2011, and are expected to be completed during the second quarter of 2011. One of these travel centers has been operated as a Petro franchise site since 1990 and we intend to continue its operation as a Petro Stopping Center for our own account upon closing. Three of these six travel centers are expected to be rebranded prior to the end of 2011, two as Petro Stopping Centers and one as a TA. Two of these travel centers are adjacent to, and are expected to function as ancillary facilities to, existing TA travel centers. We agreed to purchase these six travel centers for an aggregate of approximately $24.5 million, which we estimate equates to slightly over four times the historically generated annual cash flow at these travel centers. In addition to this purchase price, we expect to spend between $15 million and $20 million to renovate these travel centers; and we expect the cash flow from these travel centers may improve when they are renovated and operated by us.

Investment in existing travel centers.

        Our business of operating high sales volume travel centers open 24 hours every day requires that we make regular capital investments to our existing sites to maintain their competitive attractiveness to our customers. During the three months ended March 31, 2011, we spent approximately $15 million on improvements to our existing sites. As our business enters what we believe may be a prolonged recovery, we expect to continue our refurbishment program and we expect to continue programs designed to enhance our future operating results. Increases in sales at the travel centers we operate also will increase the amounts we need to invest in our inventory and receivables.

Financing activities.

        On May 12, 2011, we sold to Hospitality Trust improvements we previously made to travel centers we lease from Hospitality Trust for proceeds of approximately $36 million, resulting in an increase in our annual rent of approximately $3 million. In the future, we may request that Hospitality Trust fund additional amounts for renovation and improvements at the leased travel centers in return for rent increases; however, Hospitality Trust is not obligated to fund such amounts. Our existing $100 million credit facility, expiring in 2012, has historically been used to issue letters of credit and for short term borrowings. We have begun discussions with lenders participating in our existing credit line to expand that line to as much as $200 million and extend its maturity date to 2016.

 CAPITALIZATION

        You should read the following table, which describes our capitalization as of March 31, 2011, in conjunction with our historical financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2011
	Actual	Pro forma as adjusted(1)
	(in millions)
Cash and cash equivalents	$53.2	$163.1

Revolving credit facility(2)	$—	$—
Deferred rent obligation(3)	150.0	150.0
Shareholders' equity:
Common shares, no par value, 18,683,666 shares authorized; 18,016,196 actual shares issued and outstanding; and 28,016,196 shares issued and outstanding, as adjusted(4)	547.6	621.7
Accumulated other comprehensive income	1.4	1.4
Accumulated deficit	(313.7)	(313.7)

Total shareholders' equity	235.3	309.4

Total capitalization	$385.3	$459.4

(1)
As adjusted by giving effect to: (a) the sale of 10,000,000 shares in this offering at an assumed price of $7.87 (the last reported sale price of our common shares on the NYSE Amex on May 13, 2011) after deducting the estimated underwriting discount and commission and estimated offering expenses payable by us and assuming Hospitality Trust acquires 1,000,000 common shares in the offering; and (b) our sale on May 12, 2011 to Hospitality Trust for approximately $36 million of certain improvements at travel centers that we lease from Hospitality Trust. No adjustments have been made for recently acquired or to be acquired travel centers or for other growth initiatives.

(2)
At March 31, 2011, we had outstanding $56.4 million of letters of credit issued under this $100 million facility.

(3)
This obligation is interest free.

(4)
On May 12, 2011, we issued 37,500 of our common shares to our Directors as annual award share grants under our share award plan, which shares were not outstanding as of March 31, 2011, and are not reflected in the table. As of May 13, 2011, we had 3,629,970 of our common shares available for grant under our share award plan. Those additional shares are not outstanding and are not reflected in this table.

USE OF PROCEEDS

        Including the proceeds from the 1,000,000 common shares that Hospitality Trust intends to purchase in this offering from the underwriters at a price equal to the public offering price, which we assumed to be equal to the last reported sale price of our common shares on the NYSE Amex on May 13, 2011, of $7.87 per share, we estimate that we will receive net proceeds of approximately $74.1 million from the sale of 10,000,000 shares in this offering or approximately $85.1 million if the underwriters exercise their over allotment option in full, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We currently intend to use the net proceeds of this offering for general business purposes, including funding capital improvements to our existing travel centers, acquisitions of additional travel centers and other expansion activities. For information on recent and pending acquisitions, please see "Recent Developments".

        We expect that the net proceeds of this offering will be invested in short term, interest bearing securities pending other uses.

 PRICE RANGE OF OUR COMMON SHARES AND DIVIDEND POLICY

        Since February 1, 2007, our common shares have been traded on the NYSE Amex under the symbol "TA". Set forth below, for the periods indicated, are the high and low sales prices for our common shares as reported on the NYSE Amex:

	High	Low
For the year ending December 31, 2011
Second Quarter through May 13, 2011	$8.43	$6.73
First Quarter	$12.63	$3.65
For the year ended December 31, 2010
Fourth Quarter	$4.43	$2.79
Third Quarter	$3.75	$2.05
Second Quarter	$5.19	$2.16
First Quarter	$5.92	$3.05
For the year ended December 31, 2009
Fourth Quarter	$8.75	$3.37
Third Quarter	$6.73	$1.80
Second Quarter	$2.85	$1.80
First Quarter	$2.93	$1.57

        On May 13, 2011, the last reported sale price of our common shares on the NYSE Amex was $7.87 per share. As of May 13, 2011, there were approximately 1,200 shareholders of record of our common shares.

        We have never paid or declared any cash dividends on our common shares. At present, we intend to retain our future earnings, if any, to fund the operations and growth of our business. Our future decisions concerning the payment of dividends on our common shares will depend upon our results of operations, financial condition and capital expenditure plans, as well as other factors as our Board of Directors, in its discretion, may consider relevant, and the extent to which the declaration or payment of dividends may be limited by agreements we have entered into or which would cause us to lose the benefits of certain of our agreements. Currently, our revolving credit agreement restricts us from paying dividends, and our $150 million deferred rent obligation would become due and interest would begin to accrue on that amount, pursuant to our lease arrangements with Hospitality Trust, if we were to declare any dividends.

        Under the Delaware Limited Liability Company Act, we generally cannot make a distribution that would cause our liabilities to exceed the fair value of our assets.

 DESCRIPTION OF OUR COMMON SHARES

        Descriptions of our common shares, LLC agreement and bylaws are provided in the accompanying prospectus. Our LLC agreement and bylaws were amended subsequent to the date of the accompanying prospectus. A summary of those amendments appears below. The summaries in this prospectus summary and the descriptions in the accompanying prospectus of our common shares, LLC agreement and bylaws are not complete and are qualified in their entirety by reference to our LLC agreement and bylaws, each of which is incorporated by reference herein.

        On November 9, 2009, our LLC agreement and bylaws were amended to:

  •
  clarify that a shareholder's liability to indemnify us for breaches of the LLC agreement or bylaws includes any breach of or failure to fully comply with any covenant, condition or provision of our LLC agreement or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and that such liability and obligations apply to derivative actions brought against us;

  •
  provide for arbitration for the resolution of certain disputes, claims and controversies, including that any action brought against us or any Director, officer, manager (including Reit Management or its successor), agent or employee of ours, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws; and

  •
  impose certain restrictions on the transfer of our shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits. The restrictions generally provide that transfers of our shares to a person, entity or group which is then, or would become as a result, an owner of 5% or more of our outstanding shares (i) would be void in total, for transferees then already owning 5% or more of our shares and (ii) would be void to the extent the transfer would so result in such level of ownership by the proposed transferee, for transferees that would otherwise become owners of 5% or more of our shares. Furthermore, the restrictions generally provide that the shares sought to be transferred in violation of these provisions shall be automatically transferred to a charitable trust in accordance with the provisions of our LLC agreement. The prohibited transfer threshold was set at 5% because transfers at or above that level could result in limitations on our ability to use our net operating losses and other tax benefits to reduce our future taxable income, as provided under the Internal Revenue Code of 1986, as amended, and related tax rules. Shareholders owning 5% or more of our outstanding shares as of November 9, 2009, would not have their shares owned at and above the 5% ownership threshold transferred to a charitable trust or otherwise divested solely as a result of the adoption of these restrictions.

        On January 25, 2010, our LLC agreement and bylaws were amended to amend the determination of the deadline for shareholders wishing to submit nominations for election as Directors or other proposals for business for consideration at meetings of our shareholders.

        On May 13, 2010, our LLC agreement was amended to change the vote required to elect Directors in uncontested elections from a majority of our outstanding common shares to a majority of the votes cast.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following discussion is a summary of certain material U.S. federal income tax consequences to non-U.S. Holders (defined below) arising from and relating to the acquisition, ownership and disposition of our common shares purchased in the offering, but it does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to such statements and conclusions.

        This summary does not address any aspect of taxation other than U.S. federal income taxation. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. Holder's particular circumstances or to non-U.S Holders that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes;

  •
  brokers or dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our common shares, except to the extent specifically set forth below;

  •
  real estate investment trusts or regulated investment companies;

  •
  certain former citizens or long-term residents of the U.S.;

  •
  persons who hold our common shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

  •
  persons who do not hold our common shares as a capital asset (within the meaning of section 1221 of the Code).

        If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common shares, and partners in such partnerships, should consult their tax advisors.

        You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign tax consequences arising from and relating to the acquisition, ownership and disposition of our common shares.

Non-U.S. Holder Defined

        For purposes of this discussion, a non-U.S. Holder is a beneficial owner of our common shares purchased in the offering, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. A U.S. Holder is a beneficial owner of our common shares purchased in the offering that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the U.S., (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state or political subdivision thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, (i) the administration of which is subject to the primary supervision of a court within the U.S. and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common shares) in respect of our common shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. Holder's adjusted tax basis in our common shares, and thereafter will be treated as capital gain from the sale or exchange of such shares, the treatment of which is described below under the section entitled "Gain on Disposition of Our Common Shares." Distributions treated as dividends on our common shares held by a non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. Holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN.

        If, however, a dividend is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. Holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by the non-U.S. Holder in the U.S.), the dividend will not be subject to the 30% U.S. federal withholding tax (provided the non-U.S. Holder has provided the appropriate documentation, generally an IRS Form W-8ECI)), but the non-U.S. Holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis, and at graduated rates, in substantially the same manner as U.S. persons. A non-U.S. Holder that is a corporation for U.S. federal income tax purposes may, under certain circumstances, also be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits.

        A non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Gain on Disposition of Our Common Shares

        Subject to the discussion below of FATCA (defined below) and backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or other disposition of our common shares unless:

  •
  such non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met;

  •
  such gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. Holder in the U.S.); or

  •
  our common shares constitute a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder's holding period for our common shares.

        A non-U.S. Holder that is an individual and who is present in the U.S. for 183 days or more in the taxable year of such sale or disposition, if certain other conditions are met, will be subject to tax at a gross rate of 30% on the amount by which such non-U.S. Holder's taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common shares, exceed capital losses allocable to U.S. sources, except as otherwise provided in an applicable income tax treaty.

        Gain realized by a non-U.S. Holder that is effectively connected with such non-U.S. Holder's conduct of a trade or business in the U.S. generally will be subject to U.S. federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a U.S. person (except as provided by an applicable income tax treaty). In addition, if such non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits.

        Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). There can be no assurances that we are not or will not become a USRPHC. If, however, we are a USRPHC at any time during the applicable testing period, as long as our common shares are regularly traded on an established securities market (such as the NYSE Amex), our common shares will be treated as U.S. real property interests only for a non-U.S. Holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder's holding period) more than 5% of such regularly traded shares. Please note, though, that we can provide no assurance that our common shares are or will be regularly traded.

Recently Enacted Legislation Affecting Taxation of Our Common Shares Held By or Through Foreign Entities

        Recent legislation enacted as part of the Foreign Account Tax Compliance Act, or FATCA, generally will impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of sale or other disposition of, our common shares paid after December 31, 2012, to a foreign financial institution unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a sale or other disposition of, our common shares paid after December 31, 2012, to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the U.S. tax authorities. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common shares.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Holder, the non-U.S. Holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. Holder country of residence.

        Payments of dividends on, or gross proceeds on the sale or other disposition of, our common shares made to a non-U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 28%) unless the non-U.S. Holder establishes an exemption, for example, by properly certifying the non-U.S. Holder's status on a Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. Holder is a U.S. person.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

        THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING AND PLAN OF DISTRIBUTION

        Citigroup Global Markets Inc., or Citi, Morgan Keegan & Company, Inc. and UBS Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Morgan Keegan & Company, Inc.
UBS Securities LLC

Total	10,000,000

        The table above includes 1,000,000 of our common shares that Hospitality Trust intends to purchase of the 10,000,000 common shares being sold in this offering from the underwriters at the public offering price. The underwriters will not receive any underwriting discounts or commissions on any common shares sold to Hospitality Trust by the underwriters in this offering.

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,500,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        In connection with the offering the underwriters will require that, we, our officers and Directors and Hospitality Trust, each enter into lock-up agreements with Citi and UBS Securities LLC, as representatives of the underwriters. The agreements provide for certain restrictions with respect to dispositions or hedging of our common shares or any securities convertible into or exchangeable or exercisable for our common shares for a period of 90 days after the date of the underwriting agreement, subject to limited exceptions for transfers as bona fide gifts, by intestate succession or operation of law or to immediate family members. Citi and UBS Securities LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

        The shares are listed on the NYSE Amex under the symbol "TA."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

Paid by Company
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        The table above includes 1,000,000 common shares that Hospitality Trust intends to purchase of the 10,000,000 common shares being sold in this offering from the underwriters at a price equal to the public offering price. The underwriters will not receive any underwriting discounts or commissions for any common shares sold to Hospitality Trust in this offering. If 10,000,000 common shares are sold in this offering but Hospitality Trust does not purchase any of them, the underwriting discounts and commissions would increase to $            , or $            per share and the proceeds to us would decrease to $            , or $            per share.

        We estimate that the total expenses of this offering will be $400,000.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE Amex, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters have performed commercial banking, investment banking and advisory services for us, Hospitality Trust and Reit Management and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and Hospitality Trust and Reit Management and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notices to Non-US Investors

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 (or 150 if the relevant member state has implemented the amendment directive (Directive 2010/73/EU)) natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

        Each purchaser of shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

  Notice to Investors in the United Kingdom

        This prospectus supplement is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2007 (the "Order"); and (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons". The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its content.

  Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1 to D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly in France, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

  Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

  Notice to Prospective Investors in Switzerland

        Our securities may not and will not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other solicitation for investments in our securities may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement and the accompanying prospectus may not be copied, reproduced, distributed or passed on to others without the underwriters' prior written consent. This prospectus supplement and the accompanying prospectus are not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of our securities on any Swiss stock exchange or other Swiss regulated market or trading facility and this prospectus supplement and the accompanying prospectus may not comply with the information required under the relevant listing rules. The securities have not been and will not be approved by any Swiss regulatory authority. This document will not be filed with the Swiss Financial Market Supervisory Authority. The securities have not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and have not been and will not be authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of our securities.

LEGAL MATTERS

        The validity of the common shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Selected legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

        The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy the registration statement and its exhibits and schedules or other information on file at the SEC's Public Reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Information filed by us with the SEC can be copied at the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus supplement.

        Our SEC filings are also available on our website at www.tatravelcenters.com, although the information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

        This prospectus supplement contains summaries of provisions contained in some of the documents discussed in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

Incorporation of Documents by Reference

        The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, Attention: Secretary. In addition, you may obtain copies of this information by calling (440) 808-9100. This prospectus supplement incorporates by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 18, 2011;

  •
  Current Report on Form 8-K filed with the SEC on May 16, 2011, Current Report on Form 8-K filed with the SEC on May 9, 2011 and Current Report on Form 8-K filed with the SEC on February 1, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (filed with the SEC on May 9, 2011);

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from our definitive Proxy Statement for our 2011 Annual Meeting of Shareholders filed with the SEC on February 22, 2011; and

  •
  The description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on January 25, 2007, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

        We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the particular securities covered by this prospectus supplement has been completed or terminated, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus supplement from the date of filing of those documents.

        Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus supplement modifies or supersedes the prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information specifically incorporated by reference in this prospectus supplement supersedes the information incorporated by reference in the prospectus.

        The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN THAT MAY NOT OCCUR INCLUDE:

  •
  THIS PROSPECTUS SUPPLEMENT STATES THAT HOSPITALITY TRUST INTENDS TO PURCHASE 1,000,000 OF OUR COMMON SHARES IN THIS OFFERING. ALTHOUGH WE BELIEVE THAT HOSPITALITY TRUST WILL PURCHASE THOSE SHARES, IT IS NOT UNDER ANY BINDING OBLIGATION TO DO SO AND MAY IN FACT DETERMINE NOT TO PURCHASE THOSE OR ANY SHARES IN THIS OFFERING;

  •
  STATEMENTS IN THIS PROSPECTUS SUPPLEMENT OF OUR BELIEF THAT THE U.S. ECONOMY IS IN THE EARLY STAGES OF RECOVERY, AND THAT ANTICIPATED RECOVERY MAY BE PROLONGED AND HAVE POSITIVE IMPACTS UPON OUR SALES AND BUSINESS AND THAT WE HAVE RECENTLY ACQUIRED OR AGREED TO ACQUIRE ADDITIONAL TRAVEL CENTERS AT ATTRACTIVE PRICES MAY IMPLY THAT OUR FUEL SALES VOLUME AND OUR SALES OF NONFUEL GOODS AND SERVICES WILL INCREASE, AND THAT SUCH INCREASE WILL LEAD TO OUR PROFITABILITY. IN FACT, FUEL SALES MAY DECLINE BECAUSE OF FUEL CONSERVATION MEASURES, BECAUSE OF FURTHER ACCEPTANCE OF NONPETROLEUM FUEL SOURCES BY BUSINESSES AND CONSUMERS OR FOR OTHER REASONS, OR WE MAY PROVE LESS CAPABLE THAN OUR COMPETITORS IN TAKING ADVANTAGE OF POSITIVE ECONOMIC OR OTHER FACTORS, AND OUR SALES MAY DECLINE AND OUR LOSSES MAY CONTINUE OR INCREASE;

  •
  OUR DESCRIPTION OF OUR AMENDED LEASES WITH HOSPITALITY TRUST DESCRIBES RENT REDUCTIONS AND DEFERRALS WHICH HAVE BEEN AGREED BETWEEN US AND HOSPITALITY TRUST. AN IMPLICATION OF THESE DESCRIPTIONS MAY BE THAT WE WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT THE PROFITABILITY OF OUR FUTURE OPERATIONS IN ADDITION TO RENTS, INCLUDING SOME FACTORS WHICH ARE BEYOND OUR CONTROL, SUCH AS THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR OUR GOODS AND SERVICES AND COMPETITION IN OUR BUSINESS. WE HAVE REPORTED NET INCOME IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE WE BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007 AND WE HAVE ACCUMULATED SIGNIFICANT CUMULATIVE NET LOSSES SINCE THAT TIME. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO PRODUCE FUTURE NET INCOME;

  •
  REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO OUR BELIEFS REGARDING OUR INDUSTRY LEADERSHIP CHARACTERISTICS AND OUR COMPETITIVE ADVANTAGES MAY IMPLY THAT SUCH CHARACTERISTICS AND ADVANTAGES MAY LEAD TO IMPROVED FUTURE OPERATING RESULTS. HOWEVER, WE MAY BE UNABLE TO REALIZE IMPROVEMENTS BECAUSE OF OTHER FACTORS WHICH MAY AFFECT OUR BUSINESS, INCLUDING BUT NOT LIMITED TO THE ACTIONS OF OUR COMPETITION WHICH MAY REDUCE OR ELIMINATE ANY POSITIVE IMPACT OF THESE CHARACTERISTICS AND ADVANTAGES;

  •
  THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION INCORPORATED HEREIN STATES THAT OUR BUSINESS REQUIRES REGULAR SIGNIFICANT CAPITAL EXPENDITURES, SOME OF WHICH MAY BE FUNDED BY HOSPITALITY TRUST IN RETURN FOR RENT INCREASES. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED. CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE US TO SPEND MORE THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS, WE MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM OUR BUSINESS OR REQUIRE US TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE. ALSO, HOSPITALITY TRUST IS NOT REQUIRED TO FUND OUR CAPITAL EXPENDITURES AND IT MAY BE UNWILLING OR UNABLE TO DO SO;

  •
  THIS PROSPECTUS SUPPLEMENT STATES THAT WE EXPECT TO CONTINUE OUR REFURBISHMENT PROGRAMS AND TO CONTINUE PROGRAMS DESIGNED TO ENHANCE OUR FUTURE OPERATING RESULTS. HOWEVER, WE MAY NOT HAVE SUFFICIENT FINANCING TO CONTINUE THOSE PROGRAMS, THOSE PROGRAMS MAY COST MORE THAN WE CURRENTLY EXPECT AND THEY MAY NOT ENHANCE OUR FUTURE OPERATING RESULTS;

  •
  CERTAIN STATEMENTS MAY IMPLY THAT OUR EXPENSE CONTROLS AND OTHER INITIATIVES MAY CAUSE IMPROVED FINANCIAL RESULTS. IN FACT, CURRENT ECONOMIC CONDITIONS IN THE UNITED STATES MAY NOT IMPROVE AND MAY DECLINE FURTHER, FUTURE MARKET CONDITIONS IN THE TRUCKING INDUSTRY OR OTHERWISE MAY BE WORSE THAN WE NOW EXPECT AND OUR INITIATIVES MAY NOT BE SUCCESSFULLY SUSTAINED, EACH OR ALL OF WHICH CIRCUMSTANCES COULD RESULT IN OUR FINANCIAL RESULTS NOT IMPROVING OR OUR EXPERIENCING MATERIAL AND CONTINUING LOSSES;

  •
  THE SUCCESS OF OUR COST CONTROL INITIATIVES DEPENDS IN LARGE PART UPON OUR MANAGEMENT'S ABILITY TO MANAGE STAFFING AND OTHER COSTS TO MATCH OUR CHANGING LEVELS OF BUSINESS, BUT WE MAY BE UNABLE TO REDUCE STAFFING OR OTHER COSTS BELOW CERTAIN LEVELS AT OUR TRAVEL CENTERS, WHICH OPERATE 24 HOURS PER DAY, 365 DAYS PER YEAR;

  •
  OUR ENVIRONMENTAL LIABILITY MAY BE GREATER THAN WE CURRENTLY ANTICIPATE AND LEGISLATION AND REGULATION REGARDING CLIMATE CHANGE, INCLUDING GREENHOUSE GAS EMISSIONS, AND OTHER ENVIRONMENTAL MATTERS MAY BE ADOPTED OR ADMINISTERED AND ENFORCED DIFFERENTLY IN THE FUTURE, WHICH COULD REQUIRE US TO EXPEND SIGNIFICANT AMOUNTS;

  •
  THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION INCORPORATED HEREIN STATES THAT WE HAVE BEGUN TO USE OUR CASH LIQUIDITY TO TRY TO ACQUIRE TRAVEL CENTERS AT WHAT WE BELIEVE ARE ATTRACTIVE PRICES AND LISTS SEVERAL PURCHASES WHICH WE HAVE COMPLETED OR AGREED. THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT WE WILL BE ABLE TO CLOSE THESE ACQUISITIONS WITHIN THE TIMES SPECIFIED AND OPERATE THESE ACQUIRED TRAVEL CENTERS PROFITABLY. REAL ESTATE CLOSINGS ARE OFTEN DELAYED AND SOME OF OUR PROPOSED ACQUISITIONS MAY BE DELAYED. OUR ABILITY TO OPERATE ACQUIRED TRAVEL CENTERS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING OUR ABILITY TO INTEGRATE ACQUIRED OPERATIONS INTO OUR EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND OUR CONTROL SUCH AS THE CONTINUING DEMAND FOR OUR GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY. WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED SITE OPERATIONS OR OPERATE ACQUIRED TRAVEL CENTERS PROFITABLY. ACCORDINGLY, THE PRICES WE PAID OR WILL PAY FOR THESE ACQUISITIONS MAY, IN RETROSPECT, NOT BE ATTRACTIVE. EACH OF THE TRAVEL CENTERS WE HAVE ACQUIRED OR AGREED TO ACQUIRE PREVIOUSLY PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES;

  •
  THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION INCORPORATED HEREIN STATES THAT WE ESTIMATE THAT THE PURCHASE PRICES OF OUR RECENT AND AGREED ACQUISITIONS EQUATES TO SLIGHTLY OVER FOUR TIMES THE HISTORICALLY GENERATED ANNUAL CASH FLOWS AT THESE TRAVEL CENTERS, THAT WE EXPECT TO SPEND BETWEEN $15 MILLION AND $20 MILLION TO RENOVATE THESE TRAVEL CENTERS AND THAT WE EXPECT THE CASH FLOWS FROM THESE TRAVEL CENTERS MAY IMPROVE AFTER THEY ARE RENOVATED AND OPERATED BY US. MOST OF THE DATA WHICH WE USED TO ESTIMATE THE HISTORICAL CASH FLOWS GENERATED AT THESE TRAVEL CENTERS WERE REPORTED TO US BY FORECLOSING LENDERS OR IN BANKRUPTCY PROCEEDINGS, AND THIS DATA WAS GENERALLY NOT AUDITED. ACCORDINGLY, OUR ESTIMATE OF THE PURCHASE PRICE MULTIPLES WE ARE PAYING MAY BE INACCURATE. BECAUSE OF THE CIRCUMSTANCES FROM WHICH WE AGREED TO ACQUIRE SEVEN OF THE EIGHT TRAVEL CENTERS WE HAVE ACQUIRED OR AGREED TO ACQUIRE, WE WERE ABLE TO PERFORM ONLY LIMITED PROPERTY DILIGENCE. ESTIMATES OF RENOVATION COSTS ARE OFTEN INACCURATE, AND IN THE CIRCUMSTANCES WHICH WE PURCHASED OR AGREED TO PURCHASE THESE TRAVEL CENTERS OUR ESTIMATES OF OUR RENOVATION COSTS ARE ESPECIALLY LIKELY TO BE INACCURATE. THERE CAN BE NO ASSURANCE WE WILL BE ABLE TO IMPROVE THE CASH FLOWS FROM THESE TRAVEL CENTERS AFTER THEY ARE RENOVATED AND OPERATED BY US;

  •
  THIS PROSPECTUS SUPPLEMENT STATES THAT WE HAVE BEGUN DISCUSSIONS WITH OUR LENDERS TO CHANGE OR REPLACE OUR LINE OF CREDIT TO INCREASE THE AMOUNT AVAILABLE TO $200 MILLION AND TO EXTEND ITS MATURITY DATE TO 2016. WE MAY BE UNABLE TO MAKE ANY CHANGES TO THE EXISTING CREDIT FACILITY OR REPLACE IT ON ACCEPTABLE TERMS OR AT ALL;

  •
  THE INFORMATION INCORPORATED HEREIN INCLUDES ESTIMATES OF THE AMOUNT OF WORKING CAPITAL INVESTMENTS WE WERE REQUIRED TO MAKE AND WILL BE REQUIRED TO MAKE AS A RESULT OF OUR NEW CONTRACT WITH COMDATA. THESE ESTIMATES ARE BASED UPON THE AMOUNTS OF OUR SALES

    WHICH HAVE BEEN OR MAY BE PROCESSED USING COMDATA PAYMENT CARD SERVICES. THESE ESTIMATES THEMSELVES DEPEND UPON A NUMBER OF SEPARATE ESTIMATES, SUCH AS THE VOLUME AND PRICES OF FUEL AND OTHER GOODS AND SERVICES PURCHASED BY OUR CUSTOMERS USING COMDATA FUEL CARDS. BECAUSE OF THE MULTIPLE LAYERS OF ESTIMATES INVOLVED IN CALCULATING THESE AMOUNTS, THESE ESTIMATES MAY BE INACCURATE;

  •
  THE STATEMENTS IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2011, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THAT WE HAD $53.2 MILLION OF CASH AND CASH EQUIVALENTS AT MARCH 31, 2011, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER OUR BANK CREDIT FACILITY AND THAT WE OWN UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY. IN FACT, OUR REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND WE USED NET CASH FLOWS IN OUR OPERATING ACTIVITIES OF $49.5 MILLION DURING THE FIRST QUARTER OF 2011. AS OF MARCH 31, 2011, $56.4 MILLION OF OUR BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR OUR SUPPLIERS, INSURERS AND TAXING AUTHORITIES, AND WE HAVE COLLATERALIZED THIS FACILITY WITH A PORTION OF OUR WORKING CAPITAL, INCLUDING A PORTION OF OUR CASH. IN ADDITION, WE DO NOT KNOW THE EXTENT TO WHICH WE COULD MONETIZE OUR EXISTING UNENCUMBERED REAL ESTATE. FURTHER, OUR BUSINESS REQUIRES US TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN OUR COMPETITIVENESS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY;

  •
  WE STATE IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2011, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THAT WE BELIEVE OUR FUEL SALES VOLUME IN TOTAL AND ON A SAME SITE BASIS FOR THE FIRST QUARTER OF 2011 MIGHT HAVE INCREASED OVER THE SAME PERIOD OF 2010 WERE IT NOT FOR THE SEVERE STORMS ACROSS THE NATION DURING THE 2011 FIRST QUARTER, THAT WE FURTHER BELIEVE CUSTOMER SPENDING INCREASED AS THE U.S. ECONOMY IMPROVED AND, AS REPEATED IN THIS PROSPECTUS SUPPLEMENT, THAT OUR BUSINESS MAY BE ENTERING WHAT WE BELIEVE MAY BE A PROLONGED RECOVERY. THIS MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT OUR RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE. HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES WE RECENTLY EXPERIENCED UNTIL THE 2011 FIRST QUARTER MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE. ALSO, IMPROVEMENTS, IF ANY, IN THE U.S. ECONOMY OR IN THE TRUCKING OR TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, AND OUR FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED;

  •
  THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION INCORPORATED HEREIN STATES THAT WE HAVE AGREED TO FRANCHISE A TRAVEL CENTER THAT WE EXPECT WILL BE REBRANDED AS A PETRO STOPPING CENTER DURING THE SECOND QUARTER OF 2011. THE REBRANDING OF THIS TRAVEL CENTER AS A PETRO STOPPING CENTER MAY TAKE LONGER THAN EXPECTED;

  •
  WE MAY BE UNABLE TO PREVAIL IN OUR PENDING LITIGATION AND ANY SETTLEMENT OR ADVERSE RULING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. ALSO, THE LEGAL AND OTHER EXPENSES WE MAY INCUR IN CONNECTION WITH LITIGATION WILL DEPEND, IN PART, UPON ACTIONS TAKEN BY OTHER PARTIES, WHICH ACTIONS ARE NOT WITHIN OUR CONTROL AND THESE COSTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS;

  •
  WE MAY NOT REALIZE OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AIC. OUR PARTICIPATION IN AIC INVOLVES POTENTIAL FINANCIAL RISKS AND REWARDS TYPICAL OF INSURANCE COMPANIES. ACCORDINGLY, OUR EXPECTED FINANCIAL BENEFITS FROM OUR INVESTMENTS IN AIC MAY BE DELAYED OR MAY NOT OCCUR AND AIC MAY REQUIRE A LARGER INVESTMENT THAN WE EXPECT;

  •
  WE STATE IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2011, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THAT THE PARTIES INVOLVED IN A DERIVATIVE LITIGATION HAVE AGREED TO SETTLE THAT LITIGATION. THIS SETTLEMENT IS SUBJECT TO COURT APPROVAL. LITIGATION AND A COURT APPROVAL PROCESS SOMETIMES PRODUCE UNEXPECTED RESULTS. WE CAN PROVIDE NO ASSURANCE THAT THE REQUIRED COURT APPROVAL WILL BE OBTAINED OR THAT THIS SETTLEMENT WILL BE CONCLUDED; AND

  •
  THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION INCORPORATED HEREIN STATES THAT WE BELIEVE THAT OUR CONTINUING RELATIONSHIPS WITH HOSPITALITY TRUST, REIT MANAGEMENT AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY BENEFIT US AND MAY PROVIDE US OPPORTUNITIES TO EXPAND OUR BUSINESS IN THE FUTURE. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM OUR RELATIONSHIPS WITH REIT MANAGEMENT AND HOSPITALITY TRUST MAY NOT MATERIALIZE.

        THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL, INCLUDING:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS, ON US AND OUR FRANCHISEES AND TENANTS;

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

  •
  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

  •
  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE US TO NEED MORE WORKING CAPITAL TO MAINTAIN OUR INVENTORIES AND CARRY OUR ACCOUNTS RECEIVABLE THAN WE NOW EXPECT;

  •
  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT WE SELL BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF OUR CUSTOMERS. FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON OUR BUSINESS;

  •
  OUR SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR OUR PURCHASES ON CREDIT. IF WE ARE UNABLE TO PURCHASE

    GOODS ON REASONABLE CREDIT TERMS, OUR REQUIRED WORKING CAPITAL MAY INCREASE AND WE MAY INCUR MATERIAL LOSSES. ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND OUR HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT WE MAY BE ABLE TO OBTAIN ARE UNCERTAIN. OUR $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012. OUR FAILURE TO RENEW OUR EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT OUR ABILITY TO FUND OUR BUSINESS AND OPERATIONS;

  •
  WE ARE CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS IN ADDITION TO THE LITIGATION THAT IS DESCRIBED IN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, INCLUDING IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2011, AS SUBJECT TO COURT APPROVAL. DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT. WE CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH WE ARE INVOLVED;

  •
  ALTHOUGH WE BELIEVE THAT WE BENEFIT FROM OUR RELATIONSHIPS WITH HOSPITALITY TRUST, REIT MANAGEMENT AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING DIRECTORS, HOSPITALITY TRUST, REIT MANAGEMENT AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

  •
  AS A RESULT OF CERTAIN TRADING IN OUR SHARES DURING 2007, WE EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE CODE. CONSEQUENTLY, WE ARE UNABLE TO USE OUR NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME WE MAY GENERATE. IF WE EXPERIENCE ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, OUR NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

        WE HAVE GENERATED NET INCOME IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE WE BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007. ALTHOUGH OUR PLANS ARE INTENDED TO GENERATE NET INCOME, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

        RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS AS DESCRIBED MORE FULLY ELSEWHERE IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING UNDER "WARNING CONCERNING FORWARD LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS," AND ELSEWHERE IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2011. THE ANNUAL REPORT AND QUARTERLY REPORT REFERRED TO IN THE PRECEDING SENTENCE ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

PROSPECTUS

TRAVELCENTERS OF AMERICA LLC

COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

$500,000,000

        This prospectus relates to common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common shares are listed on the NYSE Amex LLC, or NYSE Amex, under the symbol "TA." As of April 27, 2009, the aggregate market value of our outstanding common shares held by non-affiliates is approximately $35.1 million, based on 16,631,545 outstanding common shares, of which 14,341,758 shares are held by non-affiliates, and a per share price of $2.45, based on the closing sale price of our common shares on April 27, 2009. As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves significant risks.
Before buying our securities you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
See "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 8, 2009.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

        You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information By Reference."

        References in this prospectus to "TA", "TravelCenters", the "Company", "we", "us" and "our" include TravelCenters of America LLC and its consolidated subsidiaries unless otherwise expressly stated or the context indicates otherwise.

 PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.

TravelCenters of America LLC

        We operate and franchise travel centers primarily along the U.S. interstate highway system. Our customers include trucking fleets and their drivers, independent truck drivers and motorists. Our business includes travel centers located in a large number of states in the U.S. and the province of Ontario, Canada, including travel centers operated by us or our franchisees under the "TravelCenters of America" or "TA" brand names, and travel centers operated by us or our franchisees under the "Petro" brand name.

        Many of our travel centers were originally developed years ago when prime real estate locations along the interstate highway system were more readily available than they are today, a fact which we believe would make it difficult to replicate our business. We believe that our nationwide locations provide an advantage to our trucking customers by enabling them to reduce the number of their suppliers by routing their trucks through our locations from coast to coast.

        We offer a broad range of products and services, including diesel fuel and gasoline, truck repair and maintenance services, full service restaurants, a wide variety of quick serve restaurants, or QSRs, travel and convenience stores and other driver services.

        The U.S. travel center and truck stop industry in which we operate consists of travel centers, truck stops, diesel fuel outlets and similar properties. We believe that the travel center and truck stop industry is highly fragmented, with in excess of 6,000 travel centers and truck stops in the U.S.

        An investment in TA is subject to a number of risks and significant uncertainty. Please see the risk factors under the heading "Risk Factors," beginning on page 3 of this prospectus for a discussion of these and other risks relating to our business and investment in our securities. The risks and uncertainties we have described are not the only ones facing our company, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and investment in our securities.

Corporate Information

        We were formed on October 10, 2006, as a wholly owned subsidiary of Hospitality Properties Trust, or Hospitality Trust. Our initial capitalization in a nominal amount was provided by Hospitality Trust on our formation date. From that time through January 31, 2007, we conducted no business activities. On January 31, 2007, Hospitality Trust acquired TravelCenters of America, Inc., our predecessor, restructured this acquired business and distributed all of our then outstanding common shares to the shareholders of Hospitality Trust. At December 31, 2008, our business included 233 travel centers in 41 states and in Canada, 166 of which were operated under the "TravelCenters of America" or "TA" brand names and 67 that were operated under the "Petro" brand name. We operated 188 of these travel centers, which we refer to as Company operated sites, and our franchisees operated 45 of these travel centers including 10 travel centers which our franchisees sublease from us and 37 travel centers which our franchisees own or lease from other lessors. At December 31, 2008, we leased 185 of our 233 travel centers pursuant to lease agreements with Hospitality Trust, including 175 Company operated sites and 10 travel centers subleased to franchisees.

        Our principal executive offices are located at 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100. Our websites are www.tatravelcenters.com and www.petrotruckstops.com. The information on our websites does not constitute part of this prospectus.

 RISK FACTORS

        Investing in our securities involves significant risks and uncertainties, that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Forward Looking Statements" and other information incorporated by reference in this prospectus before making an investment decision. These risks and uncertainties are not the only ones facing TravelCenters. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline, and you could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

        In addition, each applicable prospectus supplement will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all other information contained in the applicable prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

FORWARD LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We may identify these statements by the use of words such as believe, expect, anticipate, intend, potential, strategy, plan, and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those set forth in these forward-looking statements as a result of a number of different factors, including those described under the caption "Risk Factors" and elsewhere in this prospectus. Among others, the forward-looking statements which appear in this prospectus or may be incorporated by reference herein that may not occur include:

  •
  Our description of our rent deferral agreement with Hospitality Properties Trust may imply that the rent deferral amounts together with our other cash provided by our operating activities will be sufficient to allow us to generate positive cash flow from operations and to meet our obligations during the rent deferral period. In fact, we may not be able to generate positive cash flow from operations or meet our obligations;

  •
  Certain statements may imply that our staff reductions, expense controls and other initiatives may cause improved financial results. In fact, current economic conditions in the United States may not improve and may decline further, future market conditions in the trucking industry or otherwise may be worse than we now expect and our initiatives may not be successfully implemented or sustained, which could result in our financial results not improving or our experiencing material and continuing losses;

  •
  The success of our cost control initiatives depends in large part upon our management's ability to manage hourly employment costs to match our changing levels of business, but we may be unable to reduce staffing or other costs below certain levels at our travel centers, which generally operate 24 hours per day, 365 days per year;

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 states that our planned capital projects for 2009 may cost approximately $60 million to complete. However, the amount and timing of capital project expenditures are often difficult to project. Some capital projects cost more than anticipated and we may spend more than the $60 million referred to in our Annual Report on Form 10-K to complete our capital projects. Currently unanticipated projects that are required to be completed may arise and cause us to spend more than currently anticipated. Some capital projects take more time than anticipated and we may not complete these capital projects in 2009. As a result of market conditions, we may defer certain capital projects and such deferral may harm our business or require us to make larger amounts of capital expenditures in the future. The capital projects completed may not increase our sales or margins;

  •
  Our environmental liability may be greater than we currently anticipate;

  •
  We may be unable to settle or prevail in our pending litigation matters and any settlement or adverse ruling may have a material adverse effect on our business. Further, the legal and other expenses we may incur in connection with litigation matters will depend, in part, upon actions taken by other parties, which actions are not within our control and these costs may have a material adverse effect on our business;

  •
  The statement in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that we had $145.5 million of cash and cash equivalents at December 31, 2008 and that a portion of our bank credit facility is unused may imply that we have abundant working capital and cash liquidity. In fact, our regular operations require large amounts of working cash and our bank credit facility is substantially used to secure letters of credit for our suppliers. Accordingly, we may not have sufficient working capital or cash liquidity;

  •
  Our expectation that we will benefit financially by participating in the insurance company being formed and licensed in the State of Indiana with REIT Management & Research LLC and companies to which REIT Management & Research LLC provides management services; and

  •
  Participation in an insurance business involves potential financial risks and rewards typical of any start up business venture as well as other financial risks and rewards specific to insurance companies. Among the risks that are specific to insurance companies is the risk that the insurance company may not be able to adequately finance claims which could leave us underinsured and increase our funding exposure for claims that might otherwise have been funded if insurance was procured with other more established insurers. Accordingly, our expected financial benefits from our initial or future investments in an insurance company may be delayed or may not occur and the insurance company may require more funds than we expect.

        These unexpected results of our forward looking statements may be caused by various factors, some of which are beyond our control:

  •
  Fuel price increases, fuel price volatility or other factors may cause us to need more working capital to maintain our inventories and carry our accounts receivable than we now expect;

  •
  In the past, increases in diesel prices have reduced the demand for the products and services that we sell because such fuel prices may have encouraged fuel conservation, directed freight business away from trucking or otherwise adversely affected the business of our customers. Future increases in diesel prices may have similar and other adverse effects on our business;

  •
  Our suppliers may be unwilling or unable to maintain or increase their limits for our purchases on credit. If we are unable to purchase goods on reasonable credit terms, our required working capital may increase and we may incur material losses. Further, the global credit markets have been experiencing substantial disruption and, as a result, credit has become more expensive and difficult to obtain. Failure to obtain any necessary financing on reasonable terms would adversely affect our ability to fund our business and operations;

  •
  If the U.S. recession continues to worsen or lasts for an extended period, our customers may purchase less of our goods and services and we may suffer losses; and

  •
  We are currently involved in several litigation matters. Discovery and court decisions during litigation often result in unanticipated results. Litigation is usually expensive and distracting to management. We can provide no assurance as to the outcome of any of the litigation matters in which we are involved.

        We have produced profitable operations in only two quarterly reporting periods since we became a publicly owned company on January 31, 2007. Although our plans are intended to create profitable operations, there can be no assurance that these plans will succeed.

        Results that differ from those stated or implied by our forward looking statements may also be caused by various changes in our business or market conditions as described more fully elsewhere in this prospectus or in our Annual Report on Form 10-K.

        You should not place undue reliance upon forward looking statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise. All forward-looking statements included in this registration statement are made as of the date hereof.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any preferred share dividends for the periods set forth below. We were not required to pay, and we did not pay, dividends on any preferred shares outstanding during any of these periods, and our ratio of earnings to combined fixed charges and preferred share dividends did not differ from the ratios presented below during any of these periods.

	Company				Predecessor
			Eleven Months Ended December 31, 2007(3)		One Month Ended January 31, 2007		Year Ended December 31,
Year Ended December 31, 2008
							2006	2005(4)	2004(5)
Ratio of Earnings to Fixed Charges(1)	—	(2)	—	(2)	—	(2)	1.89	1.01	1.42

(1)
For purposes of calculating the ratio of earnings to fixed charges, fixed charges are calculated by adding (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings are calculated by adding (i) pretax income or loss from continuing operations, (ii) income from equity investees, (iii) fixed charges, and (iv) amortization of capitalized interest, and subtracting interest capitalized.

(2)
Earnings were inadequate to cover fixed charges by $40.8 million, $102.9 million and $62.5 million for the year ended December 31, 2008, the eleven months ended December 31, 2007 and the one month ended January 31, 2007, respectively.

(3)
Includes the operating results of Petro Stopping Centers, L.P. since our acquisition of Petro Stopping Centers, L.P., which was completed on May 30, 2007.

(4)
In connection with a refinancing our predecessor completed during 2005, our predecessor recognized expenses of $39.6 million.

(5)
Includes the operating results of 11 sites our predecessor acquired on December 1, 2004, beginning on the acquisition date.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DILUTION

        We will set forth in a prospectus supplement the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES WE MAY OFFER

        The following description of our Amended and Restated Limited Liability Company Agreement, our LLC agreement and our bylaws, together with the additional information included in any applicable prospectus supplements, summarize the material terms and provisions of our limited liability company interests (known as common shares) and any preferred shares that may be issued by us, but is not complete. Please refer to our LLC agreement and bylaws, each of which is incorporated by reference into the registration statement which includes this prospectus. We will describe in the applicable prospectus supplement relating to any offering of common shares or preferred shares the specific terms of the offering, including the number of shares offered, the initial offering price, and market price and distribution information.

Organization

        We were formed in October 2006 under the Delaware Limited Liability Company Act, or the Delaware LLC Act, and will remain in existence until we are dissolved in accordance with our LLC agreement. Pursuant to our LLC agreement, our board of directors adopted bylaws on November 7, 2008, as amended and restated on February 27, 2009.

Purposes

        Under our LLC agreement, we are permitted to engage in any business, purpose or activity that a limited liability company formed under Delaware law may lawfully conduct. Our board of directors is authorized to perform all acts it deems necessary or appropriate to conduct our business.

Fiduciary Duties

        Our LLC agreement and bylaws provide that our business shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our LLC agreement further provides that, except as otherwise specifically stated in our LLC agreement, our bylaws or in Delaware law, the authority, powers, functions and duties of our board of directors and officers generally shall be identical to the authority, powers, functions and duties of a board of directors and officers of a corporation organized for profit under the Delaware General Corporation Law, or DGCL.

        Our LLC agreement provides that, except as provided therein, the fiduciary duties and obligations owed to our company and to our shareholders by our directors and officers shall be the same as the respective duties and obligations owed by directors and officers of a corporation organized under the DGCL to their corporation and stockholders, respectively. However, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, our LLC agreement and bylaws specifically permit our directors and their affiliates to engage in other business interests and activities, including those that compete with us, provided that none of our confidential information may be used. Also, business opportunities that become available to our directors or their affiliates need not first be presented to us. In addition, our LLC agreement eliminates the personal liability of each member of our board of directors to us and our shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to us or our shareholders as modified by our LLC agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which such director derived an improper personal benefit.

        In addition, our bylaws provide that, to the fullest extent permitted by law, our board of directors or our shareholders may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board of directors or our shareholders could have originally authorized the matter. Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any shareholder's derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interests of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board of directors or by our shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our shareholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.

Agreement to be bound by LLC agreement and bylaws

        By acquiring a common share in us, you will be admitted as a member of our company (which we call a "shareholder") and will be bound by the terms of our LLC agreement and bylaws. Pursuant to our LLC agreement, each shareholder and each person who acquires a share from a shareholder grants our Chief Executive Officer, President and Secretary (and, in the event of dissolution, any liquidator appointed pursuant to the LLC agreement) the power to execute and file documents necessary or appropriate for our engaging in any lawful business and exercising all powers and privileges permitted under the Delaware LLC Act, and the authority to execute any duly adopted amendments to our LLC agreement.

Conduct of business

        Our LLC agreement and bylaws provide that our day to day business shall be conducted by or under the direction of our board of directors and such officers with such titles and duties as our board of directors may from time to time appoint. Our board of directors is authorized to amend or modify our bylaws, which bylaws contain provisions that govern our activities. Our board of directors is also authorized to appoint committees, each of which shall have at least one director.

Capital contributions

        Shareholders are not obligated to make capital contributions to us.

Shareholder liability and agreements

        Limited liability in jurisdictions in which we do business.    Although limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in some jurisdictions, we will operate in a manner that our board of directors considers reasonably appropriate to preserve the limited liability of our shareholders.

        Liability for breach of the LLC agreement or bylaws.    Under our LLC agreement and bylaws, each of our shareholders has agreed to indemnify us, to the fullest extent permitted by law, against losses arising from such shareholder's breach of our LLC agreement or bylaws. Such indemnification includes, without limitation, to the fullest extent permitted by law, indemnification against losses arising from any action brought by a shareholder against us in which the shareholder is not the prevailing party.

        Actions requiring regulatory compliance implicating us.    Under our bylaws, if any shareholder, whether acting individually or in concert with a group, as determined by our board of directors, by virtue of the shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries (as defined in our bylaws) or any of our or our subsidiaries' businesses, assets or operations, including, without limitation, any obligations to make or obtain any governmental actions, consents or approvals, then such shareholder is required to promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our or our subsidiaries' businesses, assets, operations or prospects. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, then under our bylaws, the shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and any actions triggering the application of such a requirement or regulation may be deemed by us to be of no force or effect. Additionally, if a shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within ten (10) days of triggering such requirements or regulations, our board of directors is authorized to take all actions which the board of directors deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which we may incur.

        As an example and not as a limitation, as of the date of this prospectus, we hold a controlling interest in gaming businesses in Louisiana. Louisiana law provides that any person who owns five percent or more of gaming businesses in Louisiana shall provide detailed personal history and financial information and be approved by the Louisiana Gaming Control Board. Accordingly, if a shareholder acquires five percent or more of our company and refuses to provide us with information required to be submitted to the Louisiana Gaming Control Board or if the Louisiana Gaming Control Board declines to approve such a shareholder's ownership of our company, then, in either event, shares owned by such a shareholder necessary to reduce its ownership to less than five percent of our company may be deemed shares in excess of our 9.8% ownership limitation and shall be subject to the ownership limitation provisions of our LLC Agreement.

        As a further example and not as a limitation, as of the date of this prospectus, we hold a controlling ownership position in a company being formed and licensed as an insurance company in the State of Indiana. The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of the company's voting securities. Accordingly, if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of our shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing 10% or more of our voting securities will, subject to certain provisions of our bylaws addressing quorum requirements, be void and of no further force or effect.

        Compliance with law.    Under our bylaws, shareholders are required to comply with all applicable requirements of federal and state laws, rules and regulations in connection with a shareholder's ownership interest in us, as well as all other laws which apply to us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and which require action or inaction of the part of a shareholder.

        Representations, warranties and covenants made to governmental or regulatory bodies.    Under our bylaws, to the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with the shareholder's interest in us or any of our subsidiaries is deemed to be simultaneously made to, for the benefit of and enforceable by, us and any of our subsidiaries, as applicable.

        Unlawful distributions.    We do not currently intend to make any distributions to our shareholders. However, a shareholder who knowingly receives a distribution made in violation of the Delaware LLC Act is liable to return such distribution for three years from the date of the distribution if an action to recover the distribution from the shareholder is commenced prior to the end of the three year period and an adjudication of liability against the shareholder is made. Under the Delaware LLC Act, we generally cannot make a distribution that would cause our liabilities to exceed the fair value of our assets.

Description of the rights of our common shares

        Our common shareholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of shareholders. The holders of our common shares are entitled to receive distributions, if any, ratably when, as and if authorized by our board of directors out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares. Holders of common shares have no preemptive, subscription, redemption or conversion rights.

Shareholder voting rights

        Generally, our board of directors has broad powers to conduct our business and manage our affairs without shareholder approval or voting. Whenever shareholder approval is required for any action either by the terms of our LLC agreement or by applicable law, the general rule under our LLC agreement is that, unless otherwise required by law, the affirmative vote of 75% of each class and series of shares with voting power outstanding, voting as a single class, will be required; provided, however, if our board of directors approves in advance a particular action, only a majority of the votes cast shall be required. Generally, the election of directors nominated by our board requires a majority vote of the then outstanding common shares. Our board has the power to revise these requirements as may be allowed by law, our LLC agreement or our bylaws.

Our board of directors may issue additional securities, including preferred shares

        Our LLC agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our shareholders, including the right to issue any number of common shares and preferred shares or class or series of common or preferred shares. Our board of directors is authorized to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Whenever preferred shares are to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

  •
  the number of shares in the series of preferred shares;

  •
  the designation for the series of preferred shares by number, letter or title that shall distinguish the series from any other series of preferred shares;

  •
  the dividend rate, if any, and whether dividends on that series of preferred shares will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred shares, if any;

  •
  any conversion provisions applicable to that series of preferred shares;

  •
  any redemption or sinking fund provisions applicable to that series of preferred shares and any restrictions thereon;

  •
  the liquidation preference per share of that series of preferred shares, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred shares.

        Regardless of any rights of our common shareholders that are described in this section, the rights, preferences and privileges of our common shares and common shareholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board of directors may designate and issue in the future.

        We believe that the ability of our board of directors to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise. All shares are available for issuance without action by our shareholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. Nonetheless, the unrestricted ability of our board to issue additional shares, classes and series of shares may have adverse consequences to existing shareholders. Please also see "Anti-Takeover Provisions".

Restrictions on share ownership and transfers

        Our LLC agreement provides that no person or group of persons acting together may own, directly or indirectly, including through application of Section 318(a) of the Internal Revenue Code of 1986, as modified by Section 856(d)(5) thereof, more than 9.8% of the number or value of any class or series of our outstanding shares. Any person who acquires or attempts to acquire ownership of our shares that will or may violate this 9.8% ownership limitation must give notice to us and provide us with any other information that we may request. The ownership limitations in our LLC agreement are effective against all of our shareholders. Our board of directors may grant an exemption from the ownership limitation if it is satisfied that the shareholder's ownership is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our board of directors, including fiduciary duties, to the shareholder requesting the exemption shall not apply, to the fullest extent permitted by law, to such determination. In addition, our board of directors may from time to time increase or decrease our ownership limitations, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

        If a person attempts a transfer of our shares in violation of our ownership limitations, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Every owner of more than 5% of any class or series of our shares is required to give written notice to us within thirty (30) days after our request and after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. In addition, upon our request, each owner of more than 5% of any class or series of our shares is required to provide us with any additional information that we may request in order to assist us in ensuring compliance with the foregoing share ownership limitations.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any securities exchange through which our shares are traded. Our LLC agreement provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction is subject to all of the provisions and limitations described above.

        These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which our common shareholders might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. For more detail concerning this share ownership limitation, please see our LLC agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Election and removal of members of our board of directors

        As of the date of this prospectus, our board of directors consists of five members. Our LLC agreement and bylaws provide that our board of directors establishes the number of our directors. However, there may not be less than three nor more than seven directors, unless the directors then in office unanimously determine to change the permitted number of directors. In the event of a vacancy on our board, whether occurring due to an increase in size of our board of directors or by the death, resignation or removal of any director, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred or is created.

        Our LLC agreement divides our board of directors into three classes. The initial term of the first class expired in 2008; the initial term of the second class will expire in 2009; and the initial term of the third class will expire in 2010. Shareholders elect directors of each class for three year terms upon the expiration of their current terms. Shareholders elect only one class of directors each year. There is no cumulative voting in the election of directors.

        We believe that classification of the board of directors helps to ensure continuity of our business strategies and policies. However, the classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change of a majority of our directors. Also, because our board of directors may increase the number of directors and set the classification of the expanded board, it may take more than two years to change a majority of our directors.

        Our LLC agreement and bylaws provide that a director may be removed only for cause (as defined in our LLC agreement and bylaws) by the unanimous vote of the other directors then in office. In addition, our LLC agreement and bylaws provide that our entire board of directors (but not less than our entire board of directors) may be removed only for cause by the affirmative vote of at least 75% of the outstanding shares of each class and series of our shares with voting power, voting separately.

        The provisions described in this section and any other provisions relating to the rights of a class or series of our shares may be subject to the rights of any class or series of shares that the board of directors may authorize from time to time.

Amendment of our LLC agreement

        General.    Amendments to our LLC agreement may be proposed only by or with the consent of our board of directors. In the event that applicable law requires that amendments may be proposed by our shareholders, the ownership percentage of shareholders required to propose an amendment shall be the ownership percentage specified by law, or, if shareholders are permitted by law to propose amendments but no required ownership percentage is set, then shareholders holding at least 25% of our outstanding shares shall be required. Amendments proposed by our board of directors which require a vote of our shareholders may be adopted by a plurality of shares voting, unless applicable law requires a greater number. Amendments proposed by shareholders, if any, which are not approved by our board of directors shall require the affirmative vote of 75% of each class and series of outstanding shares, unless applicable law requires a lesser vote.

        No shareholder approval.    Our board of directors generally may make amendments to our LLC agreement without the approval of our shareholders as follows:

  •
  to change our name, the location of our principal place of our business, our registered agent or our registered office;

  •
  to effect the admission, substitution or removal of shareholders in accordance with our LLC agreement and the Delaware LLC Act;

  •
  any change as to which our board of directors reasonably determines is customarily of the type contained in the bylaws of a corporation organized under the DGCL;

  •
  to create, dissolve, merge, consolidate or convert us or any of our subsidiaries, or to convey any or all of our assets, if the principal purpose of such action as determined by our board of directors, is to effect a change in the legal form of our business, including, but not limited to, to change the form of our existence to a corporation, limited partnership, or trust or other legal entity or to change the jurisdiction under whose laws we are organized;

  •
  to make an amendment that our board of directors determines to be necessary or appropriate for the authorization or issuance of additional securities or rights to acquire securities;

  •
  to change our fiscal year or taxable year and related changes; and

  •
  to make any amendment expressly permitted in our LLC agreement to be made by our board of directors acting without shareholder or member approval.

        In addition, our board of directors may make amendments to our LLC agreement without the approval of our shareholders if our board of directors determines that those amendments:

  •
  do not adversely affect our shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect except that such limitation shall not apply to any change that our board of directors determines to be in the best interest of our shareholders as a whole and regardless of whether or not such provision is adverse to any class or series of our shares or particular shareholder or group of shareholders;

  •
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of our shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in our and our shareholders' best interests;

  •
  are necessary or appropriate to implement a defensive shareholder rights plan, similar to a shareholder rights plan or "poison pill" for corporations;

  •
  are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares; or

  •
  are required to effect the intent of the provisions of our LLC agreement, are otherwise contemplated by our LLC agreement or are required to correct any mistake or ambiguity in our LLC agreement, as determined by our board of directors.

Amendment to our bylaws

        Our bylaws may be amended or repealed or new or additional bylaws may be adopted only with the vote or written consent of a majority of our board of directors.

Merger, sale or other disposition of assets

        Except with respect to any transaction having as its principal purpose the changing of our legal form of existence and/or jurisdiction of organization (as described above), any merger, combination or consolidation of us into another entity may only be effected by an agreement approved by our board of directors and by our shareholders; provided, however, our board of directors without shareholder approval may mortgage, sell and leaseback, pledge, hypothecate or grant a security interest in some, all or substantially all of our assets and permit the sale upon foreclosure or other realization of such an encumbrance. If applicable law permits the foregoing action without board approval, the shareholder vote required shall be 75% of each class and series of outstanding shares voting separately, at the time of the vote, unless applicable law requires a lesser amount; but any such transaction which is approved by our board may be approved by shareholders holding a plurality of all classes and series of our shares, voting as a single class, unless applicable law requires a greater or different vote.

        Our LLC agreement provides that our shareholders are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion involving TA, a sale of all or substantially all of our assets, or any other transaction or event.

Termination and dissolution

        We were formed as a perpetual entity to continue in existence until dissolved pursuant to the terms of our LLC agreement. We will dissolve upon: (i) the election of our board of directors to dissolve us which is approved by our shareholders; (ii) the sale, exchange or other disposition of all or substantially all of our assets and properties unless otherwise determined by our board of directors; (iii) the entry of a decree of judicial dissolution of us; or (iv) the reduction of the number of our members to zero. The shareholder vote required to approve our board of directors' decision to dissolve our company shall be a majority of the votes cast of our voting shares, voting together as a single class, unless a greater amount or separate class voting is required by applicable law. Shareholders shall have no right to dissolve our company except as provided for in our LLC agreement.

Shareholder meetings, proxies and quorums

        Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by a unanimous written consent of the shareholders entitled to vote on the matter.

        Our LLC agreement and bylaws require that a meeting of shareholders, called by our board of directors, be held annually. The chairman of our board of directors, if any, or a majority of our entire board of directors may call a special meeting of our shareholders. Shareholders may cause a special meeting of the shareholders to be held only if applicable law or applicable rules of the principal exchange on which our common shares are listed so require, and then the percentage of shareholders required to cause a special meeting of shareholders shall be the maximum percentage specified by applicable law or stock exchange rule. If applicable law or stock exchange rule requires such an action but does not specify a maximum percentage, the percentage shall be specified from time to time by our board of directors, provided, however, that such percentage shall not be higher than 75%. If the shareholders have the right to call a special meeting, upon written request by the requisite number of shareholders in accordance with the procedures contained in our LLC agreement and bylaws, our secretary shall call such a meeting.

        Shareholders may vote either in person or by proxy at meetings. Only shareholders of record may vote. The holders of a majority of the outstanding shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the shareholders requires approval by holders of a greater percentage of the shares, in which case the quorum for approval of that action shall be the greater percentage. If a quorum is not present at any meeting of shareholders, the chairperson of the meeting may adjourn the meeting from time to time without us being required to set a new record date or provide any additional notice of such meeting, other than by announcement at the meeting at which the adjournment is taken.

Anti-takeover provisions

        The following provisions, among others, of our LLC agreement and bylaws may delay or prevent a change of control of us:

  •
  the limitation on ownership or acquisition of more than 9.8% of our shares;

  •
  the regulatory compliance and disclosure requirements set forth in our bylaws, including provisions that require the divestment of our shares by a shareholder in the event that such shareholder, by virtue of such shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and such shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations without imposing additional obligations on or in any way limiting the our or our subsidiaries' businesses, assets, operations or prospects;

  •
  a provision in our LLC agreement to the effect that, with respect to any "Business Combination" (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to us as though we were a Delaware corporation, our shareholders were stockholders of such corporation and our board of directors was the board of directors of such corporation;

  •
  the ability of our board of directors, without a shareholders' vote, to issue additional common shares and other series or classes of shares with rights which may be established at the time of issuance;

  •
  the classification of our board of directors and the election of each class for three year staggered terms;

  •
  the qualifications required of any individual nominated for or elected to be a director that are set forth in our bylaws;

  •
  the requirement of a 75% shareholders' vote to remove our entire board of directors and the inability of shareholders to remove any single director without removing our entire board of directors;

  •
  the requirement of a 75% shareholders' vote to approve certain transactions, such as a merger or a sale of substantially all our assets, unless those transactions are approved by our board of directors;

  •
  the ability of our directors to expand our board and fill vacancies which may be created by the board of directors;

  •
  shareholder voting rights and standards which require larger majorities for approval of actions which are not approved by our directors than for actions which are approved by our directors;

  •
  the requirement that amendments to our LLC agreement may only be proposed by or with the consent of our board of directors;

  •
  the authority of our board of directors, and not our shareholders, to adopt, amend or repeal our bylaws;

  •
  the limitations on the ability of our shareholders to call a special meeting of shareholders, nominate directors or make shareholder proposals and the inability of our shareholders to act by written consent unless unanimous; and

  •
  the advance notice requirements for shareholder nominations for our directors and for shareholder proposals and restrictions which may prevent the presentation of such nominations or proposals in our proxy statements.

        These requirements may prevent you from realizing a takeover premium for any of our shares which you own.

        In addition, our leases with Hospitality Trust prevent the merger of us into another entity, the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor; in each case without the consent of Hospitality Trust. Our rent deferral agreement with Hospitality Trust has change of control covenants so that amounts deferred will immediately be payable to Hospitality Trust in the event we experience a change of control while deferred rent is unpaid. More specifically, events of default under our rent deferral agreement include any event of default under our leases with Hospitality Trust, the election of any director to our board of directors who was not nominated or appointed by the then members of our board of directors or the adoption by our shareholders of any proposal (other than a precatory proposal) not recommended for adoption by the then members of the board of directors. Any default by us under our rent deferral agreement will also constitute an event of default under our existing lease agreements with Hospitality Trust.

Liability of shareholders for breach of restrictions on ownership

        Our leases with Hospitality Trust and our management and shared services agreement with Reit Management & Research LLC are terminable by Hospitality Trust and Reit Management & Research LLC, respectively, in the event that any shareholder or group of shareholders acting in concert becomes an owner of more than 9.8% of our shares. If a breach of the ownership limitation results in a lease default or a loss of the benefits of our management and shared services agreement, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

Stock exchange listing; transfer agent and registrar

        Our common shares are listed on the NYSE Amex under the symbol "TA." On April 27, 2009, the last reported sale price for our common stock on the NYSE Amex was $2.45.

        The transfer agent and registrar for our common shares is Wells Fargo Bank, N.A.

 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        The following description, together with the additional information we may include in any applicable prospectus supplements, describes the material terms and conditions of the debt securities that we may offer under this prospectus. This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms in more detail in the applicable prospectus supplement.

        We may issue senior notes under one or more senior indentures, to be entered into with a trustee to be named in the senior indenture. We may issue subordinated notes under one or more subordinated indentures, to be entered into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below. The following summary of the material provisions of the senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions of certain terms. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms relating to each series of notes that we may issue, including the following:

  •
  the title;

  •
  whether the notes will be senior or subordinated;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form and, if so, who the depositary will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  the place(s) where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, the series of notes pursuant to any mandatory sinking fund provisions or otherwise;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of TravelCenters specified in the applicable indenture with respect to such series of notes;

  •
  a discussion of any material or special U.S. federal income tax considerations;

  •
  whether or not the notes will be secured or unsecured, and the terms of any secured debt; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

        Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or exchange rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of such series of notes receive would be subject to adjustment.

Consolidation, merger or sale

        Unless otherwise noted in a prospectus supplement, the indentures do not contain any covenant restricting our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Any successor or acquirer of such assets, however, must assume all of our obligations under the indentures or the notes, as appropriate.

Events of default under the indentures

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for thirty (30) days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for ninety (90) days after we receive notice from the trustee or holders of at least ten percent (10%) in aggregate principal amount of the outstanding notes of that series; and

  •
  if we experience specified events of bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except uncured defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure such default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  the direction is not in conflict with any law or the applicable indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within sixty (60) days after such notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of indentures; waiver

        We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

  •
  to cure any ambiguity, defect or inconsistency in such indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

  •
  to provide for the assumption, by a successor or the acquirer of all or substantially all of our assets, of our obligations under such indenture;

  •
  to add to our covenants for the benefit of holders of notes of any series or to surrender any right or power conferred upon us; and

  •
  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. The following changes, however, may only be made with the consent of each holder of any outstanding notes affected:

  •
  changing the fixed maturity of such series of notes;

  •
  reducing the principal amount, the rate of interest, or any premium payable upon the redemption of any notes; or

  •
  extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

        In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, exchange and transfer

        We will issue the notes of any series only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or another depository named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present their notes, duly endorsed or with the form of transfer duly executed if so required, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent, in addition to the security registrar, initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If the notes of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information concerning the trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and paying agents

        Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by TravelCenters, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents initially designated by us for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Subordination of subordinated notes

        Any subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. The subordinated indenture also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF THE WARRANTS WE MAY OFFER

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

        We may issue warrants, including warrants to purchase common shares, preferred shares, or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and debt securities, and the warrants may be attached to or separate from the securities.

        We will evidence each series of warrants by warrant certificates that we will issue under warrant agreements. We may enter into a warrant agreement with a warrant agent as detailed in the prospectus supplement relating to warrants being offered. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have voting rights or other rights as a shareholder of TravelCenters.

Exercise of warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to TravelCenters, any underwriting discounts and other items constituting underwriters' compensation, and initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

Underwriters

        If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Dealers and agents

        If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Direct sales

        We may sell securities directly to one or more purchasers without using underwriters or agents.

        Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Trading markets and listing of securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE Amex. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE Amex or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

        The validity of the common shares, preferred shares, debt securities and warrants to purchase debt or equity securities offered pursuant to this prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts, special counsel to TravelCenters of America LLC.

EXPERTS

        The consolidated balance sheet of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for the year ended December 31, 2008 and the period from February 1, 2007 through December 31, 2007 (successor), and for the period from January 1, 2007 through January 31, 2007 (predecessor) included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements for the year ended December 31, 2006 incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated balance sheets of Petro Stopping Centers, L.P. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC's Internet site at http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus.

        Our SEC filings are also available on our website, http://www.tatravelcenters.com. The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

        This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

        We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we have made and will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  (b)
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 from our definitive Proxy Statement for our 2009 Annual Meeting of Shareholders filed March 30, 2009;

  (c)
  The information identified as incorporated by reference under Item 9.01 of our Current Report on Form 8-K/A filed July 17, 2007 from Amendment No. 1 to our Registration Statement on Form S-1, filed with the Commission on June 25, 2007 (File No. 333-143814); and

  (d)
  The description of our common shares contained in our Registration Statement on Form 8-A filed with the Commission on January 25, 2007, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

        We are also incorporating by reference additional documents we may file pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus from the date of filing for those documents.

        The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request copies, which will be provided to you at no charge, upon your oral or written request, of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests should be directed to the following contact information:

    TravelCenters of America LLC
    24601 Center Ridge Road, Suite 200
    Westlake, OH 44145-5639
    Attention: Corporate Secretary
    Telephone: (440) 808-9100.

TA's Broad Geographic Footprint

- U.S. Interstate Highways
- TravelCenters / TA
- Petro Stopping Centers

Approximately 50% of TA's sites are in the 10 states with the highest concentration of truck traffic.

State	U.S. Freight Activity Rank	# of TA / Petro Stores
Texas	1	20
California	2	13
Illinois	3	10
Pennsylvania	4	12
Ohio	5	17
Indiana	6	13
Tennessee	7	10
Missouri	8	9
Georgia	9	9
Virginia	10	5
Total		***118***

Source: INRIX, Company filings.

10,000,000 Shares

TravelCenters of America LLC

Common Shares

PROSPECTUS SUPPLEMENT

                    , 2011

Citi

Morgan Keegan

UBS Investment Bank